                                                               EXHIBIT (p)(2)(e)


                                                         EFFECTIVE MARCH 1, 2000




                                CODE OF ETHICS





                        T. ROWE PRICE ASSOCIATES, INC.
                              AND ITS AFFILIATES

                                CODE OF ETHICS

                                      OF

                        T. ROWE PRICE ASSOCIATES, INC.

                              AND ITS AFFILIATES

                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
GENERAL POLICY STATEMENT..................................................         1-1
       Purpose and Scope of Code of Ethics................................         1-1
       Who is Subject to the Code.........................................         1-1
       Price Associates' Status as a Fiduciary............................         1-2
       What the Code Does Not Cover.......................................         1-2
       Compliance with the Code...........................................         1-2
       Questions Regarding the Code.......................................         1-2
STANDARDS OF CONDUCT OF PRICE ASSOCIATES AND ITS EMPLOYEES................         2-1
       Allocation of Client Brokerage.....................................         2-1
       Antitrust..........................................................    2-1; 8-1
       Compliance with Copyright Laws.....................................         2-1
       Computer Security..................................................    2-1; 7-1
       Conflicts of Interest..............................................         2-1
             Relationships with Profitmaking Enterprises..................         2-1
             Service with Nonprofitmaking Enterprises.....................         2-2
             Relationships with Financial Service Firms...................         2-2
             Investment Clubs.............................................         2-2
       Confidentiality....................................................         2-3
             Internal Operating Procedures and Planning...................         2-3
             Clients, Fund Shareholders, and TRP Brokerage Customers......         2-3
             Investment Advice............................................         2-3
             Investment Research..........................................         2-4
             Understanding as to Clients' Accounts and Company Records
               at time of Employee Termination............................         2-4

       Corporate Responsibility...........................................    2-4; 5-1
       Employment of Former Government Employees..........................         2-5
       Employment Practices...............................................         2-5

             Equal Opportunity................................................           2-5
             Harassment.......................................................           2-5
             Drug and Alcohol Abuse...........................................           2-5
       Past and Current Litigation............................................           2-6
       Financial Reporting....................................................           2-6
       Health and Safety in the Workplace.....................................           2-6
       Illegal Payments.......................................................           2-6
       Marketing and Sales Activities.........................................           2-6
       Policy Regarding Acceptance and Giving of Gifts and Gratuities.........           2-6
             Receipt of Gifts.................................................           2-7
             Giving of Gifts..................................................           2-7
             Additional Requirements for the Giving of Gifts in Connection
               with the Broker/Dealer.........................................           2-7
             Entertainment....................................................           2-8
             Research Trips...................................................           2-9
       Political Activities...................................................           2-9
       Protection of Corporate Assets.........................................          2-10
       Quality of Services....................................................          2-10
       Record Retention.......................................................          2-10
       Referral Fees..........................................................          2-10
       Release of Information to the Press....................................          2-10
       Responsibility to Report Violations....................................          2-10
       Service as Trustee, Executor or Personal Representative................          2-11
       Speaking Engagements and Publications..................................          2-11
       Trading in Securities with Inside Information..........................     2-11; 3-1

STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION..............           3-1
STATEMENT OF POLICY ON SECURITIES TRANSACTIONS................................           4-1
STATEMENT OF POLICY ON CORPORATE RESPONSIBILITY...............................           5-1
STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE WITH COPYRIGHT LAWS............           6-1
STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY AND RELATED ISSUES......           7-1
STATEMENT OF POLICY ON COMPLIANCE WITH ANTITRUST LAWS.........................           8-1

March, 2000

                                CODE OF ETHICS

                                      OF

                        T. ROWE PRICE ASSOCIATES, INC.

                              AND ITS AFFILIATES


                                     INDEX

                                                                          Page
                                                                          ----
Access Persons....................................................         4-3
Activities, Political.............................................         2-9
Alcohol Abuse.....................................................         2-5
Allocation of Client Brokerage....................................         2-1
Antitrust.........................................................    2-1; 8-1
Approved Company Rating Changes...................................        4-11
Assets, Protection of Corporate...................................        2-10
Association of Investment Management and Research ("AIMR")........         2-6
Brokerage Accounts................................................  4-11; 4-12
Chinese Wall......................................................         3-6
Client Brokerage, Allocation of...................................         2-1
Client Limit Orders...............................................        4-16
Code of Ethics, Compliance with...................................         1-2
Code of Ethics, Purpose and Scope of..............................         1-1
Code of Ethics, Questions Regarding...............................         1-2
Code of Ethics, Who is Subject to.................................         1-1
Co-Investment by Employees with Client Investment Partnerships....        4-14
Computer Security.................................................    2-1; 7-1
Conduct, Standards of, Price Associates and its Employees.........         2-1
Confidentiality...................................................         2-3
Confidentiality of Computer Systems Activities and Information....         7-1
Conflicts of Interest.............................................         2-1
Copyright Laws, Compliance with...................................    2-1; 6-1
Corporate Assets, Protection of...................................        2-10

Corporate Responsibility.......................................    2-4; 5-1
Drug Abuse.....................................................         2-5
Employee Co-Investment with Client Investment Partnerships.....        4-14
Employees, Standards of Conduct................................         2-1
Employment of Former Government Employees......................         2-5
Employment Practices...........................................         2-5
Entertainment..................................................         2-8
Equal Opportunity..............................................         2-5
Exchange - Traded Index Options................................        4-16
Executor, Service as...........................................        2-11
Fees, Referral.................................................        2-10
Fiduciary, Price Associates' Status as a ......................         1-2
Financial Reporting............................................         2-6
Financial Service Firms, Relationships with....................         2-2
Front Running..................................................         4-1
General Policy Statement.......................................         1-1
Gifts, Giving..................................................         2-7
Gifts, Receipt of..............................................         2-7
Government Employees, Employment of Former.....................         2-5
Harassment.....................................................         2-5
Health and Safety in the Workplace.............................         2-6
Illegal Payments...............................................         2-6
Information, Release to the Press..............................        2-10
Initial Public Offerings.......................................         4-9
Inside Information, Trading in Securities with.................        2-11
Interest, Conflicts of.........................................         2-1
Internet, Access to............................................         7-2
Investment Clubs...............................................   2-2; 4-14
Investment Personnel...........................................         4-3
Large Company Exemption for Securities Transactions............        4-15
Margin Accounts................................................        4-15
Marketing and Sales Activities.................................         2-6
Non-Access Persons.............................................         4-4
Nonprofitmaking Enterprises, Service with......................         2-2
Options and Futures............................................        4-16

Payments, Illegal..................................................................         2-6
Personal Securities Holdings, Disclosure of by Access Persons......................        4-18
Personal Representative, Service as................................................        2-11
Political Activities...............................................................         2-9
Press, Release of Information to the...............................................        2-10
Price Associates, Standards of Conduct.............................................         2-1
Price Associates' Stock, Transactions in...........................................         4-5
Prior Clearance of Securities Transactions (other than Price Associates' stock)....         4-8
Private Placement, Investment In...................................................        4-10
Private Placement Memoranda........................................................         3-7
Profitmaking Enterprises, Relationships with.......................................         2-1
Protection of Corporate Assets.....................................................        2-10
Publications.......................................................................        2-11
Quality of Services................................................................        2-10
Questions Regarding the Code.......................................................         1-2
Rating Changes, Approved Company...................................................        4-11
Record Retention...................................................................        2-10
Referral Fees......................................................................        2-10
Release of Information to the Press................................................        2-10
Reporting, Financial...............................................................         2-6
Reporting, Price Associates' Stock Transactions....................................         4-6
Reporting, Securities Transactions (other than Price Associates' stock)............        4-12
Research Trips.....................................................................         2-9
Responsibility, Corporate..........................................................    2-4; 5-1
Restricted List....................................................................         3-7
Retention, Record..................................................................        2-10
Safety and Health in the Workplace.................................................         2-6
Securities Transactions, Reporting of (other than Price Associates' stock).........        4-12
Services, Quality of...............................................................        2-10
Short Sales........................................................................        4-17
Sixty (60) Day Rule................................................................        4-17
Software Programs, Application of Copyright Law....................................         7-5
Speaking Engagements...............................................................        2-11
Standards of Conduct of Price Associates and its Employees.........................         2-1
Statement, General Policy..........................................................         1-1

Temporary Workers, Application of Code to............................   1-1; 4-2
Termination of Employment............................................        2-4
Trading Activity.....................................................       4-15
Trips, Research......................................................        2-9
Trustee, Service as..................................................       2-11
Violations, Responsibility to Report.................................       2-10
Watch List...........................................................        3-6

March, 2000

                                CODE OF ETHICS
                                      OF
                        T. ROWE PRICE ASSOCIATES, INC.
                              AND ITS AFFILIATES

                           GENERAL POLICY STATEMENT

Purpose and Scope of Code of Ethics. In recognition of T. Rowe Price Associates, Inc.'s ("Price Associates") commitment to maintain the highest standards of professional conduct and ethics, the firm's Board of Directors has adopted this Code of Ethics ("Code") composed of Standards of Conduct and the following Statements of Policy ("Statements"):

1.   Statement of Policy on Material, Inside (Non-Public) Information

2.   Statement of Policy on Securities Transactions

3.   Statement of Policy on Corporate Responsibility

4.   Statement of Policy with Respect to Compliance with Copyright Laws

5.   Statement of Policy with Respect to Computer Security and Related Issues

6.   Statement of Policy on Compliance with Antitrust Laws

The purpose of this Code is to help preserve our most valuable asset - the reputation of Price Associates and its employees.

Who is Subject to the Code. Price Associates, its subsidiaries and their officers, directors and employees are all subject to the Code, as are all Rowe Price-Fleming International, Inc. ("RPFI") and T. Rowe Fleming Asset Management Limited ("TRFAM") personnel (officers, directors, and employees) who are stationed in Baltimore. In addition, the following persons are also subject to the Code:

1. All temporary workers hired on the Price Associates payroll ("TRPA Temporaries");

2. All agency temporaries, whose assignments at Price Associates exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

3. All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period and whose work is closely related to the ongoing work of Price Associates' employees (versus project work that stands apart from ongoing work); and

4. Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

                                      1-1

Price Associates' Status as a Fiduciary. The primary responsibility of Price Associates as an investment adviser is to render to its clients on a professional basis unbiased and continuous advice regarding their investments. As an investment adviser, Price Associates has a fiduciary relationship with all of its clients, which means that it has an absolute duty of undivided loyalty, fairness and good faith toward its clients and mutual fund shareholders and a corresponding obligation to refrain from taking any action or seeking any benefit for itself which would, or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

What the Code Does Not Cover. The Code was not written for the purpose of covering all policies, rules and regulations to which employees may be subject. As an example, T. Rowe Price Investment Services, Inc. ("Investment Services") is a member of the National Association of Securities Dealers, Inc. ("NASD") and, as such, is required to maintain written supervisory procedures to enable it to supervise the activities of its registered representatives and associated persons to ensure compliance with applicable securities laws and regulations, and with the applicable rules of the NASD and its regulatory subsidiary, NASD Regulation, Inc. ("NASDR").

Compliance with the Code. Strict compliance with the provisions of this Code is considered a basic condition of employment with the firm. An employee may be required to surrender any profit realized from a transaction which is deemed to be in violation of the Code. In addition, any breach of the Code may constitute grounds for disciplinary action, including dismissal from employment. Employees may appeal to the Management Committee any ruling or decision rendered with respect to the Code.

Questions Regarding the Code. Questions regarding the Code should be referred as follows:

1. Standards of Conduct of Price Associates and its Employees: the Chairperson of the Ethics Committee or the Director of Human Resources.

2. Statement of Policy on Material, Inside (Non-Public) Information: Legal Department.

3. Statement of Policy on Securities Transactions: The Chairperson of the Ethics Committee or his or her designee.

4. Statement of Policy on Corporate Responsibility: Corporate Responsibility Committee.

5. Statement of Policy with Respect to Compliance with Copyright Laws: Legal Department.

6.   Statement of Policy with Respect to Computer Security and Related Issues:
     Legal Department.

7.   Statement of Policy on Compliance with Antitrust Laws: Legal Department.

March, 2000

                                      1-2

          STANDARDS OF CONDUCT OF PRICE ASSOCIATES AND ITS EMPLOYEES

Allocation of Client Brokerage. The firm's policies with respect to the allocation of client brokerage are set forth in Part II of Form ADV, Price Associates' registration statement filed with the Securities and Exchange Commission ("SEC"). It is imperative that all employees --especially those who are in a position to make recommendations regarding brokerage allocation, or who are authorized to select brokers who will execute securities transactions on behalf of our clients -- read and become fully knowledgeable concerning our policies in this regard. Any questions regarding our firm's allocation of client brokerage should be addressed to the Chairperson of the Brokerage Control Committee.

Antitrust. The U.S. antitrust laws are designed to ensure fair competition and preserve the free enterprise system. Some of the most common antitrust issues with which an employee may be confronted are in the areas of pricing (adviser fees) and trade association activity. To ensure its employees' understanding of these laws, Price Associates has adopted a Statement of Policy on Compliance with Antitrust Laws. All employees should read and understand this Statement. (See page 8-1).

Compliance with Copyright Laws. To protect Price Associates and its employees, Price Associates has adopted a Statement of Policy with Respect to Compliance with Copyright Laws. All employees should read and understand this Statement (see page 6-1).

Computer Security. Computer systems and programs play a central role in Price Associates' operations. To establish appropriate computer security to minimize potential for loss or disruptions to our computer operations, Price Associates has adopted a Statement of Policy with Respect to Computer Security and Related Issues. All employees should read and understand this Statement (see page 7-1).

Conflicts of Interest. A direct or indirect interest in a supplier, creditor, debtor or competitor may conflict with the interests of Price Associates. All employees must avoid placing themselves in a "compromising position" where their interests may be in conflict with those of Price Associates or its clients.

     Relationships with Profitmaking Enterprises. A conflict may occur when an employee of Price Associates is also employed by another firm, directly or as a consultant or independent contractor; has a direct financial interest in another firm; has an immediate family financial interest in another firm; or is a director, officer or partner of another firm.

     Employees of our firm sometimes serve as directors, officers, partners, or in other capacities with profitmaking enterprises not related to Price Associates or its mutual funds. Employees are generally prohibited from serving as officers or directors of corporations which are approved or are likely to be approved for purchase in our firm's client accounts.

                                      2-1

     An employee may not accept outside employment that would require him or her to become registered (or dually registered) as a representative of an unaffiliated broker/dealer, investment adviser, or an insurance broker or company. An employee may also not become independently registered as an investment adviser.

     An employee who is contemplating obtaining another interest or relationship that might conflict or appear to conflict with the interests of Price Associates, such as accepting employment with or an appointment as a director, officer or partner of an outside profitmaking enterprise must receive the prior approval of the Ethics Committee. Upon review by the Ethics Committee, the employee will be advised in writing of the Committee's decision. Decisions by the Ethics Committee regarding outside directorships in profitmaking enterprises will be reviewed by the Management Committee before becoming final. Outside business interests that will not conflict or appear to conflict with the interests of the firm need not be reviewed by the Ethics Committee, but must be approved by the Employee's supervisor.

     Certain employees may serve as directors or as members of Creditors Committees or in similar positions for non-public, for-profit entities in connection with their professional activities at Price Associates. An employee must obtain the permission of the Management Committee before accepting such a position and must relinquish the position if the entity becomes publicly held, unless otherwise determined by the Management Committee.

     Service with Nonprofitmaking Enterprises. Price Associates encourages its employees to become involved in community programs and civic affairs. However, employees should not permit such activities to affect the performance of their job responsibilities. Approval by the Chairperson of the Ethics Committee must be obtained before an employee accepts a position as a trustee or member of the Board of Directors of any non-profit organization.

     Relationships with Financial Service Firms. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or entering into any relationship, either directly or indirectly, with corporations, partnerships, or other entities which are engaged in business as a broker, a dealer, an underwriter, and/or an investment adviser. As described above, this prohibition extends to registration and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees from purchasing publicly traded securities of broker/dealers, investment advisers or other companies engaged in the mutual fund industry. Of course, all such purchases are subject to prior clearance and reporting procedures, as applicable. This policy does not preclude an employee from engaging an outside investment adviser to manage his or her assets.

     If any member of an employee's immediate family is employed by, has a partnership interest in, or has an equity interest of .5% or more in a broker/dealer, investment adviser or other company engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee.

                                      2-2

     Investment Clubs. Access Persons (defined on p. 4-3 of the Code) must receive the prior approval of the Chairperson of the Ethics Committee before forming or participating in a stock or investment club. Transactions in which Access Persons have beneficial ownership or control (see p. 4-4) through investment clubs are subject to the firm's Statement of Policy on Securities Transactions. Non-Access Persons (defined on p. 4-4) do not have to receive prior approval to form or participate in a stock or investment club and need only obtain prior clearance of transactions in Price Associates' stock. As described on p. 4-16, an exemption from prior clearance for an Access Person (except for transactions in Price Associates' stock) is generally available if the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions.

Confidentiality. The exercise of confidentiality extends to four major areas of our operations: internal operating procedures and planning; clients, fund shareholders and TRP Brokerage customers; investment advice; and investment research. The duty to exercise confidentiality applies not only when an employee is with the firm, but also after he or she terminates employment with the firm.

     Internal Operating Procedures and Planning. During the years we have been in business, a great deal of creative talent has been used to develop specialized and unique methods of operations and portfolio management. In many cases, we feel these methods give us an advantage over our competitors, and we do not want these ideas disseminated outside our firm. Accordingly, employees should be guarded in discussing our business practices with outsiders. Any requests from outsiders for specific information of this type should be cleared with your supervisor before it is released.

     Also, from time to time management holds meetings with employees in which material, non-public information concerning the firm's future plans is disclosed. Employees should never discuss confidential information with, or provide copies of written material concerning the firm's internal operating procedures or projections for the future to, unauthorized persons outside the firm.

     Clients, Fund Shareholders, and TRP Brokerage Customers. In many instances, when clients subscribe to our services, we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every member of our organization will hold this information in strict confidence. It is essential that we respect their trust. A simple rule for employees to follow is that the names of our clients, fund shareholders, or TRP Brokerage customers or any information pertaining to their investments must never be divulged to anyone outside the firm, not even to members of their immediate families, and must never be used as a basis for personal trades over which the employee has beneficial interest or control.

     Investment Advice. Because of the fine reputation our firm enjoys, there is a great deal of public interest in what we are doing in the market. There are two major considerations that dictate why we must not provide investment "tips":

                                      2-3

     . From the point of view of our clients, it is not fair to give other people information which clients must purchase.

     . From the point of view of the firm, it is not desirable to create an outside demand for a stock when we are trying to buy it for our clients, as this will only serve to push the price up. The reverse is true if we are selling.

     In light of these considerations, employees must never disclose to outsiders our buy and sell recommendations, securities we are considering for future investment, or the portfolio holdings of our clients or mutual funds.

     The practice of giving investment advice informally to members of your immediate family should be restricted to very close relatives. Any transactions resulting from such advice are subject to the prior approval (Access Persons only) and reporting requirements (Access Persons and Non-Access Persons) of the Statement of Policy on Securities Transactions. Under no circumstances should an employee receive compensation directly or indirectly (other than from Price Associates or an affiliate) for rendering advice to either clients or non-clients.

     Investment Research. Any report circulated by a research analyst is confidential in its entirety and should not be reproduced or shown to anyone outside of our organization, except our clients where appropriate.

     Understanding as to Clients' Accounts and Company Records at Time of Employee Termination. The accounts of clients, mutual fund shareholders, and TRP Brokerage customers are the sole property of Price Associates. This applies to all clients for whom Price Associates acts as investment adviser, regardless of how or through whom the client relationship originated and regardless of who may be the counselor for a particular client. At the time of termination of employment with Price Associates, an employee must: (1) surrender to Price Associates in good condition any and all materials, reports or records (including all copies in his or her possession or subject to his or her control) developed by him or her or any other person which are considered confidential information of Price Associates (except copies of any research material in the production of which the employee participated to a material extent); and (2) refrain from communicating, transmitting or making known to any person or firm any information relating to any materials or matters whatsoever which are considered by Price Associates to be confidential.

Employees must use care in disposing of any confidential records or correspondence. Confidential material that is to be discarded should be torn up or, if a quantity of material is involved, you should contact Document Management for instructions regarding proper disposal.

Corporate Responsibility. As a major institutional investor with a fiduciary duty to its clients, including its mutual fund shareholders, Price Associates has adopted a Statement of Policy on Corporate Responsibility (see page 5-1). The purpose of this Statement is to establish formal standards and procedures to guide Price Associates with respect to its responsibilities to deal

                                      2-4
with matters of corporate and social responsibilities which may affect the companies in which client assets are invested.

Employment of Former Government Employees. Federal laws and regulations govern the employment of former employees of the U.S. Government and its agencies, including the SEC. In addition, certain states have adopted similar statutory restrictions. Finally, certain states and municipalities which are clients of Price Associates have imposed contractual restrictions in this regard. Before any action is taken to discuss employment by Price Associates of a former government employee, guidance must be obtained from the Legal Department.

Employment Practices

     Equal Opportunity. Price Associates is committed to the principles of Equal Employment. We believe our continued success depends on talented people, without regard to race, color, religion, national origin, gender, age, disability, sexual orientation, Vietnam era military service or any other classification protected by federal, state or local laws.

     This commitment to Equal Opportunity covers all aspects of the employment relationship including recruitment, application and initial employment, promotion and transfer, selection for training opportunities, wage and salary administration, and the application of service, retirement, and employee benefit plan policies.

     All members of T. Rowe Price staff are expected to comply with the spirit and intent of our Equal Employment Opportunity Policy.

     If you feel you have not been treated in accordance with this policy, contact your immediate supervisor, your manager or a Human Resources Representative. No retaliation will be taken against any employee who reports an incident of alleged discrimination.

     Harassment. Price Associates intends to provide employees a workplace free from any form of harassment. This includes sexual harassment which, banned by and punishable under the Civil Rights Act of 1964, may result from unwelcome advances, requests for favors or any verbal or physical conduct of a sexual nature. Such actions or statements may or may not be accompanied by explicit or implied promises of preferential treatment or negative consequences in connection with one's employment. Harassment might include uninvited sex-oriented conversations, touching, comments, jokes, suggestions or innuendos. This type of behavior can create a stressful, intimidating and offensive atmosphere; it may adversely affect morale and work performance.

     Any employee who feels offended by the action or comments of another, or any employee who has observed such behavior, should report the matter, in confidence, to his or her immediate supervisor. If that presents a problem, report the matter to the Director of Human Resources or another person in the Human Resources Department. All complaints will be investigated immediately and confidentially. Any employee who has

                                      2-5
     behaved in a reprehensible manner will be subject to disciplinary action in keeping with the gravity of the offense.

     Drug and Alcohol Abuse. Price Associates has adopted a Statement of Policy, available from Human Resources, to maintain a drug-free workplace and prevent alcohol abuse. This policy fosters a safe, healthful and productive environment for its employees and customers and protects Price Associates' property, equipment, operations and reputation in the community and the industry.

Past and Current Litigation. As a condition of employment, each new employee is required to answer a questionnaire regarding past and current civil and criminal actions and certain regulatory matters. Price Associates uses the information obtained through these questionnaires to answer questions asked on federal and state registration forms and for insurance and bonding purposes. Each employee is responsible for keeping answers on the questionnaire current. If an employee becomes party to any proceeding that could lead to his or her conviction for any felony or misdemeanor (other than traffic or other minor offenses) or becomes the subject of a regulatory action by the SEC, a state, a foreign government or any domestic or foreign self-regulatory organization relating to securities or investment activities, he or she should notify the Legal Department promptly.

Financial Reporting. Price Associates' records are maintained in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting principles. No false or deceptive entries may be made and all entries must contain an appropriate description of the underlying transaction. All reports, vouchers, bills, invoice, payroll and service records and other essential data must be accurate, honest and timely and should provide an accurate and complete representation of the facts.

Health and Safety in the Workplace. Price Associates recognizes its responsibility to provide employees a safe and healthful workplace and proper facilities to help them do their jobs effectively.

Illegal Payments. State, federal and foreign laws prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of Price Associates. Price Associates, through its policies and practices, is committed to comply fully with these laws. The Foreign Corrupt Practices Act makes it a crime to corruptly give, promise or authorize payment, in cash or in kind, for any service to a foreign official or political party in connection with obtaining or retaining business. If an employee is solicited to make or receive an illegal payment, he or she should contact the Legal Department.

Marketing and Sales Activities. All written and oral marketing materials and presentations (including performance data) must be in compliance with applicable SEC, NASD, and Association of Investment Management and Research ("AIMR") requirements. All advertisements, sales literature and other written marketing materials (whether they be for the Price Funds, non-Price funds, or various advisory or brokerage services) must be reviewed and approved by the advertising section of the Legal Department prior to use. All performance data distributed outside the firm, including total return and yield information, must be obtained from the Performance Group before distribution.

                                      2-6

Policy Regarding Acceptance and Giving of Gifts and Gratuities. The firm, as well as its employees and members of their families, should not accept or give gifts that might in any way create or appear to create a conflict of interest or interfere with the impartial discharge of our responsibilities to clients or place our firm in a difficult or embarrassing position. Such gifts would include gratuities or other accommodations from or to business contacts, brokers, securities salespersons, approved companies, suppliers, clients, or any other individual or organization with whom our firm has a business relationship, but would not include certain types of business entertainment as described later in this section.

     Receipt of Gifts. Personal contacts may lead to gifts which are offered on a friendship basis and may be perfectly proper. It must be remembered, however, that business relationships cannot always be separated from personal relationships and that the integrity of a business relationship is always susceptible to criticism in hindsight where gifts are received.

     Under no circumstances may employees accept gifts from any business or business contact in the form of cash or cash equivalents. Gift certificates may only be accepted if used; they may not be converted to cash except for nominal amounts not consumed when the gift certificate is used.

     There may be an occasion where it might be awkward to refuse a token non-cash expression of appreciation given in the spirit of friendship. In such cases, the value of all gifts received from a business contact should not exceed $100 in any twelve-month period. The value of a gift directed to the members of a department as a group may be divided by the number of the employees in that Department. Gifts received which are unacceptable according to this policy must be returned to the givers.

     Giving of Gifts. An employee may never give a gift to a business contact in the form of cash or cash equivalents, including gift certificates. Token gifts may be given to business contacts, but the aggregate value of all such gifts given to the business contact may not exceed $100 in any twelve-month period without the permission of the Chairperson of the Ethics Committee. If an employee believes that it would be appropriate to give a gift with a value exceeding $100 to a business contact in a specific situation, he or she must submit a written request to the Chairperson of the Ethics Committee. The request should specify:

          .    the name of the giver;

          .    the name of the intended recipient and his or her employer;

          .    the nature of the gift and its monetary value;

          .    the nature of the business relationship; and

          .    the reason the gift is being given.

                                      2-7

     NASD regulations prohibit exceptions to the $100 limit for gifts given in connection with Investment Services' business. Baltimore/Legal Compliance will retain a record of all such gifts.

     Additional Requirements for the Giving of Gifts in Connection with the Broker/Dealer. NASD Conduct Rule 3060 imposes stringent reporting requirements for gifts given to any principal, employee, agent or similarly situated person where the gift is in connection with Investment Services' business with the person's employer. Examples of gifts that fall under this rule would include any gift given to an employee of a company to which our firm provides investment products such as mutual funds (e.g., many 401(k) plans) or to which we are marketing investment products. Under this NASD rule, gifts may not exceed $100 (without exception) and persons associated with Investment Services, including its registered representatives, must report each such gift.

     The NASD reporting requirement is normally met when an item is ordered electronically from the Corporate Gift website. If a gift is obtained from another source, it must be reported to Baltimore/Legal Compliance. The report to Baltimore Legal/Compliance must include:

          .    the name of the giver;

          .    the name of the recipient and his or her employer;

          .    the nature of the gift and its monetary value;

          .    the nature of the business relationship; and

          .    the date the gift was given.

     Entertainment. Our firm's $100 limit on the acceptance and giving of gifts not only applies to gifts of merchandise, but also covers the enjoyment or use of property or facilities for weekends, vacations, trips, dinners, and the like. However, this limitation does not apply to dinners, sporting events and other activities which are a normal part of a business relationship. To illustrate this principle, the following examples are provided:

          First Example: The head of institutional research at brokerage firm "X" (whom you have known and done business with for a number of years) invites you and your wife to join her and her husband for dinner and afterwards a theatrical production.

          Second Example: You are going to New York for a weekend with your wife. You wish to see a recent Broadway hit, but are told it is sold out. You call a broker friend who works at company "X" to see if he can get tickets for you. The broker says yes and offers you two tickets free of charge.

                                      2-8

          Third Example: You have been invited by a vendor to a multi-day excursion to a resort where the primary focus is entertainment as opposed to business. The vendor has offered to pay your travel and lodging for this trip.

     In the first example, it would be proper for you to accept the invitation.

     With respect to the second example, it would not be proper to solicit a person doing business with the firm for free tickets to any event. You could, however, accept the tickets if you pay for them at their fair value or, if greater, at the cost to the broker.

     With respect to the third example, trips of substantial value, such as multi-day excursions to resorts, hunting locations or sports events, where the primary focus is entertainment as opposed to business activities, would not be considered a normal part of a business relationship. Generally, such invitations may not be accepted unless our firm or the employee pays for the cost of the excursion and the employee has obtained approval from his or her Division Head.

The same principles apply if an employee wishes to entertain a business contact. Inviting business contacts and, if appropriate, their guests, to an occasional meal, sporting event, the theater, or comparable entertainment is acceptable as long as it is neither so frequent nor so extensive as to raise any question of propriety. If an employee wishes to pay for a business guest's transportation (e.g., airfare) and/or accommodations as part of business entertainment, he or she must first receive the permission of the Chairperson of the Ethics Committee.

Research Trips. Occasionally, brokers or portfolio companies invite employees of our firm to attend or participate in research conferences, tours of portfolio companies' facilities, or meetings with the management of such companies. These invitations may involve traveling extensive distances to and from the sites of the specified activities and may require overnight lodging. Employees may not accept any such invitations until approval has been secured from their Division heads. As a general rule, such invitations should only be accepted after a determination has been made that the proposed activity constitutes a valuable research opportunity which will be of primary benefit to our clients. All travel expenses to and from the sites of the activities, and the expenses of any overnight lodging, meals or other accommodations provided in connection with such activities, should be paid for by our firm except in situations where the costs are considered to be insubstantial and are not readily ascertainable. Employees may not accept reimbursement from brokers or portfolio companies for: travel and hotel expenses; speaker fees or honoraria for addresses or papers given before audiences; or consulting services or advice they may render. Likewise, employees may neither request nor accept loans or personal services from brokers or portfolio companies.

Political Activities. Employees are encouraged to participate and vote in all federal, state and local elections. All officers and directors of Price Associates are required to disclose certain Maryland local and state political contributions on a semi-annual basis (a Political Contribution Questionnaire is sent to officers and directors each January and July).

No political contribution of corporate funds, direct or indirect, to any political candidate or party, or to any other organization that might use the contribution for a political candidate or party, or

                                      2-9
use of corporate property, services or other assets may be made without the written approval of the Legal Department. These prohibitions cover not only direct contributions but also indirect assistance or support of candidates or political parties through purchase of tickets to special dinners or other fund raising events, or the furnishing of any other goods, services or equipment to political parties or committees.

Protection of Corporate Assets. All employees are responsible for taking measures to ensure that Price Associates' assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as proprietary, research or marketing information, corporate trademarks and servicemarks, and copyrights.

Quality of Services. It is a continuing policy of Price Associates to provide investment products and services which: (1) meet applicable laws, regulations and industry standards; (2) are offered to the public in a manner which ensures that each client/shareholder understands the objectives of each investment product selected; and (3) are properly advertised and sold in accordance with all applicable SEC, state and NASD rules and regulations.

The quality of Price Associates' investment products and services and operations affects our reputation, productivity, profitability and market position. Price Associates' goal is to be a quality leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

Record Retention. Under various federal and state laws and regulations, Price Associates is required to produce, maintain and retain various records, documents and other written (including electronic) communications. Each employee is responsible for adhering to Price Associates' record maintenance and retention policies.

Referral Fees. Federal securities laws strictly prohibit the payment of any type of referral fee unless certain conditions are met. This would include any compensation to persons who refer clients or shareholders to us (e.g., brokers, registered representatives or any other persons) either directly in cash, by fee splitting, or indirectly by the providing of gifts or services (including the allocation of brokerage). No arrangements should be entered into obligating Price Associates or any employee to pay a referral fee unless approved by the Legal Department.

Release of Information to the Press. All requests for information from the media concerning T. Rowe Price Associates' corporate affairs, mutual funds, investment services, investment philosophy and policies, and related subjects should be referred to the Public Relations Department for reply. Investment professionals who are contacted directly by the press concerning a particular fund's investment strategy or market outlook may use their own discretion, but are advised to check with the Public Relations Department if they do not know the reporter or feel it may be inappropriate to comment on a particular matter.

Responsibility to Report Violations. Every employee who becomes aware of a violation of this Code is encouraged to report, on a confidential basis, the violation to his or her supervisor. If the supervisor appears to be involved in the wrongdoing, the report should be made to the next level of supervisory authority or to the Director of the Human Resources Department. Upon notification of the alleged violation, the supervisor is obligated to advise the Legal Department.

                                     2-10

It is Price Associates' policy that no adverse action will be taken against any employee who reports a violation in good faith.

Service as Trustee, Executor or Personal Representative. Employees may serve as trustees, co-trustees, executors or personal representatives for the estates of or trusts created by close family members. Employees may also serve in such capacities for estates or trusts created by nonfamily members. However, if an Access Person expects to be actively involved in an investment capacity in connection with an estate or trust created by a nonfamily member, he or she must first be granted permission by the Ethics Committee. If an employee serves in any of these capacities, securities transactions effected in such accounts will be subject to the prior approval (Access Persons only) and reporting requirements (Access Persons and Non-Access Persons) of our Statement of Policy on Securities Transactions.

If any employees presently serve in any of these capacities for nonfamily members, they should report these relationships in writing to the Ethics Committee.

Speaking Engagements and Publications. Employees are often asked to accept speaking engagements on the subject of investments, finance, or their own particular specialty with our organization. This is encouraged by the firm, as it enhances our public relations, but you should obtain approval from the head of your Division before you accept such requests. You may also accept an offer to teach a course or seminar on investments or related topics (for example, at a local college) in your individual capacity with the approval of the head of your Division and provided the course is in compliance with the Guidelines found in Investment Services' Compliance Manual.

Before making any commitment to write or publish any article or book on a subject related to investments or your work at Price Associates, approval should be obtained from your Division head.

Trading in Securities with Inside Information. The purchase or sale of securities while in possession of material, inside information is prohibited by state and federal laws. Information is considered inside and material if it has not been publicly disclosed and is sufficiently important that it would affect the decision of a reasonable person to buy, sell or hold stock in a company, including Price Associates' stock. Under no circumstances may an employee transmit such information to any other person, except to other employees who are required to be kept informed on the subject. All employees should read and understand the Statement of Policy on Material, Inside (Non-Public) Information (see page 3-1).

March, 2000

                                     2-11

                        T. ROWE PRICE ASSOCIATES, INC.
                              STATEMENT OF POLICY
                                      ON
                   MATERIAL, INSIDE (NON-PUBLIC) INFORMATION

Introduction. "Insider trading" is a top enforcement priority of the Securities and Exchange Commission. In 1988, the Insider Trading and Securities Fraud Enforcement Act (the "Act") was signed into law. This Act has had a far reaching impact on all public companies and especially those engaged in the securities brokerage or investment advisory industries, including directors, executive officers and other controlling persons of such companies. While the Act does not provide a statutory definition of "insider trading," it contained major changes to the previous law. Specifically, the Act:

      Written Procedures. Requires SEC-registered brokers, dealers and investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

      Civil Penalties. Imposes severe civil penalties on brokerage firms, investment advisers, their management and advisory personnel and other "controlling persons" who fail to take adequate steps to prevent insider trading and illegal tipping by employees and other "controlled persons." Persons who directly or indirectly control violators, including entities such as Price Associates and their officers and directors, face penalties to be determined by the court in light of the facts and circumstances, but not to exceed the greater of $1,000,000 or three times the amount of profit gained or loss avoided as a result of the violation.

      Criminal Penalties. Provides as penalties for criminal securities law violations:

        .   Maximum jail term -- from five to ten years;

        . Maximum criminal fine for individuals -- from $100,000 to $1,000,000;

        .   Maximum criminal fine for entities -- from $500,000 to $2,500,000.

      Private Right of Action. Establishes a statutory private right of action on behalf of contemporaneous traders against insider traders and their controlling persons.

      Bounty Payments. Authorizes the SEC to award bounty payments to persons who provide information leading to the successful prosecution of insider trading violations. Bounty payments are at the discretion of the SEC, but may not exceed 10% of the penalty imposed.

Purpose of Statement of Policy. The purpose of this Statement of Policy ("Statement") is to comply with the Act's requirement to establish, maintain, and enforce written procedures designed to prevent insider trading. This Statement explains: (i) the general legal prohibitions and sanctions regarding insider trading; (ii) the meaning of the key concepts underlying the prohibitions; (iii) the obligations of each employee of Price Associates in the event he or she

                                      4-1
comes into possession of material, non-public information; and (iv) the firm's educational program regarding insider trading. Price Associates has also adopted a Statement of Policy on Securities Transactions (see page 4-1), which requires both Access Persons (see p. 4-3) and Non-Access Persons (see p. 4-4) to obtain prior clearance with respect to their transactions in Price Associates' stock and requires Access Persons to obtain prior clearance with respect to all pertinent securities transactions. In addition, both Access Persons and Non-Access Persons are required to report such transactions on a timely basis to the firm.

The Basic Insider Trading Prohibition. The "insider trading" doctrine under federal securities laws generally prohibits any person (including investment advisers) from:

     . trading in a security while in possession of material, non-public information regarding the issuer of the security;

     .    tipping such information to others;

     . recommending the purchase or sale of securities while in possession of such information;

     .    assisting someone who is engaged in any of the above activities.

Thus, "insider trading" is not limited to insiders of the company whose securities are being traded. It can also apply to non-insiders, such as investment analysts, portfolio managers and stockbrokers. In addition, it is not limited to persons who trade. It also covers persons who tip material, non-public information or recommend transactions in securities while in possession of such information.

Policy of Price Associates on Insider Trading. It is the policy of Price Associates and its affiliates to forbid any of their officers, directors, or employees, while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in its proprietary accounts or on behalf of others (including mutual funds and private accounts), or communicating material, non-public information to others in violation of federal securities laws.

"Need to Know" Policy. All information regarding planned, prospective or ongoing securities transactions must be treated as confidential. Such information must be confined, even within the firm, to only those individuals and departments who must have such information in order for Price Associates to carry out its engagement properly and effectively. Ordinarily, these prohibitions will restrict information to only those persons who are involved in the matter.

Transactions Involving Price Associates' Stock. Officers, directors and employees are reminded that they are "insiders" with respect to Price Associates since Price Associates is a public company and its stock is traded in the over-the-counter market. It is therefore important that employees not discuss with family, friends or other persons any matter concerning Price Associates which might involve material, non-public information, whether favorable or unfavorable.

                                      4-2

Sanctions. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and their employers. An employee of Price Associates who violates the insider trading laws can be subject to some or all of the penalties described below, even if he or she does not personally benefit from the violation:

     .    Injunctions;

     .    Treble damages;

     .    Disgorgement of profits;

     .    Criminal fines;

     .    Jail sentences;

     . Civil penalties for the person who committed the violation (which would, under normal circumstances, be the employee and not the firm) of up to three times the profit gained or loss avoided, whether or not the individual actually benefitted; and

     . Civil penalties for Price Associates (and other persons, such as managers and supervisors, who are deemed to be controlling persons) of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this Statement can be expected to result in serious sanctions being imposed by Price Associates, including dismissal of the person(s) involved.

Basic Concepts of Insider Trading. The four critical concepts in insider trading cases are: (1) fiduciary duty/misappropriation, (2) materiality, (3) non-public, and (4) possession. Each concept is discussed below.

Fiduciary Duty/Misappropriation. In two decisions, Dirks v. SEC and Chiarella v. United States, the United States Supreme Court held that insider trading and tipping violate the federal securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider, such as a corporate officer, purchases securities of his or her corporation on the basis of material, non-public information. Such conduct breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability for insider trading; it could also involve a breach of duty to a client, an employer, employees, or even a personal acquaintance. For example, courts have held that if the insider receives a personal benefit (either direct or indirect) from the disclosure, such as a pecuniary gain or reputational benefit, that would be enough to find a fiduciary breach.

The concept of who constitutes an "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purpose. A temporary insider can include, among

                                      4-3
others, a company's attorneys, accountants, consultants, and bank lending officers, as well as the employees of such organizations. In addition, any person may become a temporary insider of a company if he or she advises the company or provides other services, provided the company expects such person to keep any material, non-public information disclosed confidential.

Court decisions have held that under a "misappropriation" theory, an outsider (such as an investment analyst) may be liable if he or she breaches a duty to anyone by: (1) obtaining information improperly, or (2) using information that was obtained properly for an improper purpose. For example, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory. Similarly, an analyst who trades in breach of a duty owed either to his or her employer or client may be liable under the misappropriation theory. For example, the Supreme Court upheld the misappropriation theory when a lawyer received material, non-public information from a law partner who represented a client contemplating a tender offer, where that lawyer used the information to trade in the securities of the target company.

The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that the only safe course is not to trade, tip or recommend securities while in possession of material, non-public information.

Materiality. Insider trading restrictions arise only when the information that is used for trading, tipping or recommendations is "material." The information need not be so important that it would have changed an investor's decision to buy or sell; rather, it is enough that it is the type of information on which reasonable investors rely in making purchase, sale, or hold decisions.

      Resolving Close Cases. The Supreme Court has held that, in close cases, doubts about whether or not information is material should be resolved in favor of a finding of materiality. You should also be aware that your judgment regarding materiality may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

      Effect on Market Price. Any information that, upon disclosure, is likely to have a significant impact on the market price of a security should be considered material.

      Future Events. The materiality of facts relating to the possible occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

      Illustrations. The following list, though not exhaustive, illustrates the types of matters that might be considered material: a joint venture, merger or acquisition; the declaration or omission of dividends; the acquisition or loss of a significant contract; a change in control or a significant change in management; a call of securities for redemption; the borrowing of a significant amount of funds; the purchase or sale of a significant asset; a significant change in capital investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring a company to file a current report on Form 8-K with the SEC; establishment of a program to make purchases of the company's own shares; a tender offer for another company's securities; an event of technical default or default on interest and/or

                                      4-4
      principal payments; advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

      These illustrations are equally applicable to Price Associates as a public company and should serve as examples of the types of matters that employees should not discuss with persons outside the firm. Remember, even though you may have no intent to violate any federal securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Associates' stock. If such transactions were discovered and your friend were prosecuted, your status as an informant or "tipper" would directly involve you in the case.

Non-Public Vs. Public Information. Any information which is not "public" is deemed to be "non-public." Just as an investor is permitted to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public. Information is considered public if it has been disseminated in a manner making it available to investors generally. An example of non-public information would include material information provided to a select group of analysts but not made available to the investment community at large. Set forth below are a number of ways in which non-public information may be made public.

      Disclosure to News Services and National Papers. The U.S. stock exchanges require exchange-traded issuers to disseminate material, non-public information about their companies to: (1) the national business and financial newswire services (Dow Jones and Reuters); (2) the national service (Associated Press); and (3) The New York Times and The Wall Street Journal.

      Local Disclosure. An announcement by an issuer in a local newspaper might be sufficient for a company that is only locally traded, but might not be sufficient for a company that has a national market.

      Information in SEC Reports. Information contained in reports filed with the SEC will be deemed to be public.

      Information in Brokerage Reports. Information published in bulletins and research reports disseminated by brokerage firms will, as a general matter, be deemed to be public.

If Price Associates is in possession of material, non-public information with respect to a security before such information is disseminated to the public (i.e., such as being disclosed in one of the public media described above), Price Associates and its employees must wait a sufficient period of time after the information is first publicly released before trading or initiating transactions to allow the information to be fully disseminated.

Concept of Possession. It is important to note that the SEC takes the position that the law regarding insider trading prohibits any person from trading in a security in violation of a duty of trust and confidence while in possession of material, non-public information regarding the security. This is in contrast to trading on the basis of the material, non-public information. To

                                      4-5
illustrate the problems created by the use of the "possession" standard, as opposed to the "caused" standard, the following three examples are provided:

      First, if the investment committee to a Price mutual fund were to obtain material, non-public information about one of its portfolio companies from a Price equity research analyst, that fund would be prohibited from trading in the securities to which that information relates. The prohibition would last until the information is no longer material or non-public.

      Second, if the investment committee to a Price mutual fund obtained material, non-public information about a particular portfolio security but continued to trade in that security, then the committee members, Price Associates, and possibly management personnel might be liable for insider trading violations.

      Third, even if the investment committee to the Fund does not come into possession of the material, non-public information known to the equity research analyst, if it trades in the security, it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

Tender Offers. Tender offers are subject to particularly strict regulation under the securities laws. Specifically, trading in securities which are the subject of an actual or impending tender offer by a person who is in possession of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances should you trade in securities while in possession of material, non-public information regarding a potential tender offer.

Procedures to be Followed When Receiving Material, Non-Public Information.

Whenever an employee comes into possession of material, non-public information, he or she should immediately contact the Legal Department and refrain from disclosing the information to anyone else, including persons within Price Associates, unless specifically advised to the contrary.

Specifically, employees may not:

      . Trade in securities to which the material, non-public information relates;

      .   Disclose the information to others;

      . Recommend purchases or sales of the securities to which the information relates.

If the Legal Department determines that the information is material and non-public, it will decide whether to:

      . Place the security on a Watch List ("Watch List") and restrict the flow of the information to others within Price Associates in order to allow Price Associates'

                                      4-6
          investment personnel to continue their ordinary investment activities. This procedure is commonly referred to as a Chinese Wall; or

      . Place the security on a Restricted List ("Restricted List") in order to prohibit trading in the security by both clients and employees.

The Watch List is highly confidential and should, under no circumstances, be disseminated to anyone except authorized personnel in the Legal Department. The Restricted List is also highly confidential and should, under no circumstances, be disseminated to anyone outside Price Associates.

The employee whose possession of or access to inside information has caused the inclusion of an issuer on the Watch List may never trade or recommend the trade of the securities of that issuer without the specific prior approval of the Legal Department.

If an employee receives a private placement memorandum and the existence of the private offering and/or the contents of the memorandum is material and non-public, the employee should contact the Legal Department for a determination of whether the issuer should be placed on the Watch or Restricted List.

Specific Procedures Relating to the Safeguarding of Inside Information.

      To ensure the integrity of the Chinese Wall, and the confidentiality of the Restricted List, it is important that all employees take the following steps to safeguard the confidentiality of material, non-public information:

      . Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

      . To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area;

      . Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

      . Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects;

      . Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use; and

      . Destroy copies of confidential documents no longer needed for a project.

                                      4-7

Price Associates has adopted specific written procedures, Procedures Pertaining to the Administration of the Statement of Policy on Material, Inside (Non-Public) Information ("Procedures") to deal with those situations where employees of the firm are in possession of material, non-public information with respect to securities which may be in or are being considered for inclusion in the portfolios of clients managed by other areas of the firm and when tender offer financing information is received. These Procedures also describe the procedures for managing relationship conflicts in the municipal area. These Procedures have been designed to isolate and keep confidential material, non-public information known to one investment group or employee from the remainder of the firm. They are considered a part of this Statement and will be distributed to all appropriate personnel.

Education Program. While the probability of research analysts and portfolio managers being exposed to material, non-public information with respect to companies considered for investment by clients is greater than that of other employees, it is imperative that all employees have a full understanding of this Statement, particularly since the insider trading restrictions also apply to transactions in the stock of Price Associates.

To ensure that all employees are properly informed of and understand Price Associates' policy with respect to insider trading, the following program has been adopted.

      Initial Review for New Employees. All new employees will be given a copy of the Code, which includes this Statement, at the time of their employment and will be required to certify that they have read it. A representative of the Legal Department will review the Statement with each new portfolio manager, research analyst, and trader, as well as with any person who joins the firm as a vice president of Price Associates, promptly after his or her employment.

      Distribution of Statement. Any time this Statement is materially revised, copies will be distributed to all employees.

      Annual Review with Research Analysts, Counselors and Traders. A representative of the Legal Department will review this Statement at least annually with portfolio managers, research analysts, and traders.

      Annual Confirmation of Compliance. All employees will be asked to confirm their understanding of and adherence to this Statement on an annual basis.

Questions. If you have any questions with respect to the interpretation or application of this Statement, you are encouraged to discuss them with your immediate supervisor or the Legal Department.

March, 2000

                                      4-8

                        T. ROWE PRICE ASSOCIATES, INC.
                              STATEMENT OF POLICY
                                      ON
                            SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

        Legal Requirement. In accordance with the requirements of the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the Insider Trading and Securities Fraud Enforcement Act of 1988, T. Rowe Price Associates, Inc. ("Price Associates") and the mutual funds ("TRPA Funds") which it manages have adopted this Statement of Policy on Securities Transactions ("Statement"). Both Rowe Price-Fleming International, Inc. ("RPFI") and
        T. Rowe Fleming Asset Management Limited ("TRFAM") have also adopted Statements of Policy on Securities Transactions. Funds sponsored and managed by Price Associates or RPFI will be referred to as the "Price Funds."

        Price Associates' Fiduciary Position. As an investment adviser, Price Associates is in a fiduciary position which requires it to act with an eye only to the benefit of its clients, avoiding those situations which might place, or appear to place, the interests of Price Associates or its officers, directors and employees in conflict with the interests of clients.

        Purpose of Statement. The Statement was developed to help guide Price Associates' employees and independent directors and the independent directors of the Price Funds in the conduct of their personal investments and to:

        . eliminate the possibility of a transaction occurring that the Securities and Exchange Commission or other regulatory bodies would view as illegal, such as Front Running (see definition below);

        . avoid situations where it might appear that Price Associates or the Price Funds or any of their officers, directors or employees had personally benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

        . prevent, as well as detect, the misuse of material, non-public information.

        Employees and the independent directors of Price Associates and the Price Funds are urged to consider the reasons for the adoption of this Statement. Price Associates' and the Price Funds' reputations could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of Price Associates and the independent directors of the Price Funds.

                                      4-1

        Front Running. Front Running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by client transactions.

PERSONS SUBJECT TO STATEMENT. The provisions of this Statement apply as described below to the following persons and entities. Each person and entity is classified as either an Access Person or a Non-Access Person as described below. The provisions of this Statement may also apply to an Access Person's or Non-Access Person's spouse, minor children, and certain other relatives, as further described on page 4-4 of this Statement. Access Persons are subject to all provisions of this Statement. Non-Access Persons are subject to the general principles of the Statement and its reporting requirements, but are exempt from prior clearance requirements except for transactions in Price Associates' stock. The persons and entities covered by this Statement are:

        Price Associates. Price Associates, each of its subsidiaries and their retirement plans, and the Price Associates Employee Partnerships.

        Personnel. Each officer, inside director and employee of Price Associates and its subsidiaries, including T. Rowe Price Investment Services, Inc., the principal underwriter of the Price Funds.

        Certain Temporary Workers.  These workers include:

        . All temporary workers hired on the Price Associates payroll ("TRPA Temporaries");

        . All agency temporaries whose assignments at Price Associates exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

        . All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period and whose work is closely related to the ongoing work of Price Associates' employees (versus project work that stands apart from ongoing work); and

        . Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

        RPFI Personnel. As stated in the first paragraph, a Statement of Policy on Securities Transactions has been adopted by RPFI. Under that Statement, all RPFI personnel (officers, directors and employees) stationed in Baltimore will be subject to this Statement.

        TRFAM Personnel. As stated in the first paragraph, a Statement of Policy on Securities Transactions has been adopted by TRFAM. Under that Statement, all TRFAM personnel

                                      4-2

       (officers, directors, and employees) stationed in Baltimore will be subject to this Statement.

       Retired Employees. Retired employees of Price Associates who continue to receive investment research information from Price Associates.

INDEPENDENT DIRECTORS OF PRICE ASSOCIATES AND THE PRICE FUNDS. The independent directors of Price Associates include those directors of Price Associates who are neither officers nor employees of Price Associates. The independent directors of the Price Funds include those directors of the Price Funds who are not deemed to be "interested persons" of Price Associates.

Although subject to the general principles of this Statement, including the definition of "beneficial ownership," independent directors are subject only to modified reporting requirements. The independent directors of the Price Funds are exempt from prior clearance requirements. The independent directors of Price Associates are exempt from the prior clearance requirements except for Price Associates' stock.

ACCESS PERSONS. Certain persons and entities are classified as "Access Persons" under the Code. The term "Access Person" means:

       .   Price Associates;

       . any officer (vice president or above) or director (excluding independent directors) of Price Associates or the Price Funds;

       . any employee of Price Associates or the Price Funds who, in connection with his or her regular functions or duties, makes, participates in, or obtains or has access to information regarding the purchase or sale of securities by a Price Fund or other advisory client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

       . any person in a control relationship to Price Associates or a Price Fund who obtains or has access to information concerning recommendations made to a Price Fund or other advisory client with regard to the purchase or sale of securities by the Price Fund or advisory client.

       All Access Persons are notified of their status under the Code.

       Investment Personnel. An Access Person is further identified as "Investment Personnel" if, in connection with his or her regular functions or duties, he or she "makes or participates in making recommendations regarding the purchase or sale of securities" by a Price Fund or other advisory client.

       The term "Investment Personnel" includes, but is not limited to:

                                      4-3

       . those employees who are authorized to make investment decisions or to recommend securities transactions on behalf of the firm's clients (investment counselors and members of the mutual fund advisory committees);

       .   research and credit analysts; and

       .   traders who assist in the investment process.

       All Investment Personnel are deemed Access Persons under the Code. All Investment Personnel are notified of their status under the Code. Investment Personnel are prohibited from investing in initial public offerings.

NON-ACCESS PERSONS. Persons who do not fall within the definition of Access Persons are deemed "Non-Access Persons".

QUESTIONS ABOUT THE STATEMENT. You are urged to seek the advice of the Chairperson of the Ethics Committee when you have questions as to the application of this Statement to individual circumstances.

TRANSACTIONS SUBJECT TO STATEMENT. Except as provided below, the provisions of this Statement apply to transactions that fall under either one of the following two conditions:

First, you are a "beneficial owner" of the security under the Rule 16a-1 of the Securities Exchange Act of 1934 ("Exchange Act"), as defined below.

Second, if you control or direct securities trading for another person or entity, those trades are subject to this Statement even if you are not a beneficial owner of the securities. For example, if you have an exercisable trading authorization of an unrelated person's or entity's brokerage account, or are directing another person's or entity's trades, those transactions will be subject to this Statement to the same extent your personal trades would be, unless exempted as described below.

Definition of Beneficial Owner. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

       . securities held by members of the person's immediate family sharing the same household, although the presumption of beneficial ownership may be rebutted;

       . a person's interest in securities held by a trust, which may include both trust beneficiaries or trustees with investment control;

                                      4-4

       . a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

       . a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

       . certain performance-related fees other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; and

       . a person's right to dividends that is separated or separable from the underlying securities. Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

Requests for Exemptions. If you have beneficial ownership of a security, any transaction involving that security is presumed to be subject to the relevant requirements of this Statement, unless you have no control over the transaction. Such a situation may arise, for example, if you have delegated investment authority to an independent investment adviser, or your spouse has an independent trading program in which you have no input. Similarly, if your spouse has investment control over, but no beneficial ownership in, an unrelated account, an exemption may be appropriate.

If you are involved in an investment account for a family situation, trust, partnership, corporation, etc., which you feel should not be subject to the Statement's relevant prior approval and/or reporting requirements, you should submit a written request for clarification or exemption to Baltimore Legal/Compliance (Attn. D. Jones). Any such request for clarification or exemption should name the account, your interest in the account, the persons or firms responsible for its management, and the basis upon which the exemption is being claimed. Exemptions are not self-executing; any exemption must be granted through Baltimore Legal/Compliance.

TRANSACTIONS IN STOCK OF PRICE ASSOCIATES. Because Price Associates is a public company, ownership of its stock subjects its officers, inside and independent directors, and employees to special legal requirements under the Federal securities laws. Each officer, director and employee is responsible for his or her own compliance with these requirements. In connection with these legal requirements, Price Associates has adopted the following rules and procedures:

                                      4-5

        Independent Directors of Price Funds. The independent directors of the Price Funds are prohibited from owning the stock of Price Associates.

        Quarterly Earnings Report. Generally, all employees and independent directors of Price Associates must refrain from initiating transactions in Price Associates' stock in which they have a beneficial interest from the sixth trading day following the end of the quarter (or such other date as management shall from time to time determine) until the third trading day following the public release of earnings. Employees and independent directors will be notified in writing through the Office of the Secretary of Price Associates ("Secretary") from time to time as to the controlling dates.

        Prior Clearance. Employees and independent directors of Price Associates are required to obtain clearance prior to effecting any proposed transaction (including gifts and transfers) involving shares of Price Associates' stock owned beneficially or through the Employee Stock Purchase Plan. Requests for prior clearance must be in writing on the form entitled, "Notification of Proposed Transaction" (available from Corporate Records Department) and be submitted to the Secretary who is responsible for processing and maintaining the records of all such requests. This would include sales of stock purchased through Price Associates Employee Stock Purchase Plan ("ESPP"). Purchases effected through the ESPP are automatically reported to the Secretary. Receiving prior clearance does not relieve employees and independent directors of Price Associates from conducting their personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information. Transactions in Price Associates' stock are subject to the 60-Day Rule except for transactions effected through the ESPP and certain options exercises. See p. 4-18.

           ===================================================================

            All employees and independent directors of Price Associates must obtain prior clearance of any transaction involving Price Associates' stock from the Office of the Secretary of Price Associates.

           ===================================================================

        Initial Disclosure of Holdings. Each new employee must report to the Secretary any shares of Price Associates' stock of which he or she has beneficial ownership no later than 10 days after his or her starting date of employment.

        Dividend Reinvestment Plans. Purchases of Price Associates' stock owned outside of the ESPP and effected through a dividend reinvestment plan need not receive prior clearance if the Secretary's office has been previously notified by the employee that he or she will be participating in that plan. Reporting of transactions effected through that plan need only be made quarterly, except that employees who are subject to Section 16 of the Securities Exchange Act of 1934 reporting must report such transactions monthly.

        Effectiveness of Prior Clearance. Prior clearance of transactions in Price Associates' stock is effective for five (5) business days from and including the date the clearance is

                                      4-6
        granted, unless (i) advised to the contrary by the Secretary prior to the proposed transaction, or (ii) the person receiving the approval comes into possession of material, non-public information concerning the firm. If the proposed transaction in Price Associates' stock is not executed within this time period, a new clearance must be obtained.

        Reporting of Disposition of Proposed Transaction. Covered persons must notify the Secretary of the disposition (whether the proposed transaction was effected or not) of each transaction involving shares of Price Associates' stock owned directly within two business days of its execution, or within seven business days of the date of prior clearance, if not executed.

        Insider Reporting and Liability. Under current rules, certain officers, directors and 10% stockholders of a publicly traded company ("Insiders") are subject to the requirements of Section 16. Insiders include the directors and certain managing directors of Price Associates.

        SEC Reporting. There are three reporting forms which insiders are required to file with the SEC to report their purchase, sale and transfer transactions in, and holdings of, Price Associates' stock. Although the Secretary will provide assistance in complying with these requirements as an accommodation to insiders, it remains the legal responsibility of each insider to assure that the applicable reports are filed in a timely manner.

             . Form 3. The initial ownership report by an insider is required to be filed on Form 3. This report must be filed within ten days after a person becomes an insider (i.e., is elected as a director or appointed as managing director) to report all current holdings of Price Associates' stock. Following the election or appointment of an insider, the Secretary will deliver to the insider a Form 3 for appropriate signatures and will file such Form with the SEC.

             . Form 4. Any change in the insider's ownership of Price Associates' stock must be reported on a Form 4 unless eligible for deferred reporting on year-end Form 5. The Form 4 is due by the 10th day following the end of the month in which the ownership change occurred. Following receipt of the Notice of Disposition of the proposed transaction, the Secretary will deliver to the insider a Form 4, as applicable, for appropriate signatures and will file such Form with the SEC.

             . Form 5. Any transaction or holding which is exempt from reporting on Form 4, such as option exercises, small purchases of stock, gifts, etc. may be reported on a deferred basis on Form 5 within 45 days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

             Liability for Short-Swing Profits. Under Federal securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including

                                      4-7

             Price Associates) as a result of a purchase and sale (or sale and purchase) of stock of the company within a period of less than six months must be returned to the firm upon request.

        Office of Thrift Supervision ("OTS") Reporting. Price Associates is the holding company of T. Rowe Price Savings Bank, which is regulated by the OTS. OTS regulations require that the Managing Directors of Price Associates, as well as any vice president in charge of any Price Associates' affiliate, file reports regarding their personal holdings of the stock of Price Associates and of the stock of any non-affiliated savings banks or savings and loan holding companies. Although the Secretary will provide assistance in complying with these requirements as an accommodation, it remains the responsibility of each person required to file such reports to ensure that such reports are filed in a timely manner.

PRIOR CLEARANCE REQUIREMENTS (OTHER THAN PRICE ASSOCIATES' STOCK) FOR ACCESS PERSONS.

All Access Persons must obtain prior clearance before directly or indirectly initiating, recommending, or in any way participating in, the purchase or sale of a security in which the Access Person has, or by reason of such transaction may acquire, any beneficial interest or which he or she controls, unless exempted below. Non-Access Persons are not required to obtain prior clearance before engaging in any securities transactions, except for transaction in Price Associates' stock.

           ===================================================================

            All employees and independent directors of Price Associates must obtain prior clearance of any transaction involving Price Associates' stock from the Office of the Secretary of Price Associates.

           ===================================================================

Where required, prior clearance must be obtained regardless of whether the transaction is effected through TRP Brokerage or through an unaffiliated broker/dealer. Receiving prior clearance does not relieve Access Persons from conducting their personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information, and with applicable law, including the prohibition on Front Running (see page 4-1 for definition of Front Running). Please note that the prior clearance procedures do not check compliance with the 60-Day Rule (p. 4-17).

TRANSACTIONS (OTHER THAN IN PRICE ASSOCIATES' STOCK) EXEMPT FROM PRIOR CLEARANCE. The following transactions are exempt from the prior clearance requirements:

               Mutual Funds and Variable Insurance Products. Purchases or redemptions of shares of any open-end investment companies, including the Price Funds, and variable insurance products.

                                      4-8

               Unit Investment Trusts. Purchases or sales of shares in unit investment trusts.

               U.S. Government Obligations. Purchases or sales of direct obligations of the U.S. Government.

               Pro Rata Distributions. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

               Mandatory Tenders. Purchases and sales of securities pursuant to a mandatory tender offer.

               Spousal Payroll Deduction Plans. Purchases by an Access Person's spouse pursuant to a payroll deduction plan, provided the Compliance Department has been previously notified by the Access Person that the spouse will be participating in the payroll deduction plan.

               Exercise of Stock Option of Corporate Employer by Spouse. Transactions involving the exercise by an Access Person's spouse of a stock option issued by the corporation employing the spouse.

               Dividend Reinvestment Plans. Purchases effected through an established Dividend Reinvestment Plan ("DRP"), provided the Compliance Department is first notified by the Access Person that he or she will be participating in the DRP. An Access Person's purchase of share(s) of the issuer to initiate participation in the DRP or an Access Person's purchase of shares in addition to those purchased with dividends (a "Connected Purchase") and any sale of shares from the DRP must receive prior clearance.

               Systematic Investment Plans. Purchases effected through a systematic investment plan involving the automatic investment of a set dollar amount on predetermined dates, provided the Compliance Department has been previously notified by the Access Person that he or she will be participating in the plan. An Access Person's purchase of securities of the issuer to initiate participation in the plan and any sale of shares from such a plan must receive prior clearance.

               Inheritances. The acquisition of securities through inheritance.

               Gifts. The giving of or receipt of a security as a gift.

PROCEDURES FOR OBTAINING PRIOR CLEARANCE (OTHER THAN PRICE ASSOCIATES' STOCK) FOR ACCESS PERSONS. All Access Persons should follow the procedures set forth below before engaging in the transactions described.

                                      4-9

       Procedures For Obtaining Prior Clearance For Initial Public Offerings ("IPOs"):

               Non-Investment Personnel. Access Persons who are not Investment Personnel ("Non-Investment Personnel") may purchase securities that are the subject of an IPO only if prior written approval has been obtained from the Chairperson of the Ethics Committee or his or her designee ("Designee"), which may include N. Morris, S. McCafferty or A. Brooks. An IPO is an offering of securities registered under the Securities Act of 1933 when the issuer of the securities, immediately before the registration, was not subject to certain reporting requirements of the Securities Exchange Act of 1934.

               In considering such a request for approval, the Chairperson will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Chairperson will also determine whether the following conditions have been met:

               1. The purchase is made through the Non-Investment Personnel's regular broker;

               2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

               3. The transaction otherwise meets the requirements of the NASD's rules on free riding and withholding.

        Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm's clients are prohibited from doing so. Therefore, Non-Investment Personnel must check with the Equity Trading Desk the day the offering is priced before purchasing in the IPO. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket.

               Investment Personnel. Investment Personnel may not purchase securities in an IPO.

               Non-Access Persons. Although Non-Access Persons are not required to receive prior clearance before purchasing shares in an IPO, any Non-Access Person who is a registered representative of Investment Services should be aware that NASD rules may restrict his or her ability to buy shares in a "hot issue," which is a new issue that trades at a premium in the secondary market whenever that trading commences.

        Procedures For Obtaining Prior Clearance For Private Placements. Access Persons may not invest in a private placement of securities, including the purchase of limited partnership interests, unless prior written approval has been obtained from the Chairperson of the Ethics Committee or a Designee. In considering such a request for approval, the Chairperson will determine whether the investment opportunity (private placement) should be reserved for the firm's clients, and whether the opportunity is being offered to the

                                     4-10

        Access Person by virtue of his or her position with the firm. The Chairperson will also secure, if appropriate, the approval of the proposed transaction from the chairperson of the applicable investment steering committee.

                Continuing Obligation. An Access Person who has received approval to invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the Chairperson of the Ethics Committee and to the chairperson of the appropriate investment steering committee.

        Procedures For Obtaining Prior Clearance For All Other Securities Transactions. Requests for prior clearance by Access Persons for all other securities transactions requiring prior clearance may be made orally, in writing, or by electronic mail (e-mail address "Personal Trades," which appears under "Trades" in the electronic mail address book) to the Equity Trading Department of Price Associates, which will be responsible for processing and maintaining the records of all such requests. All requests must include the name of the security, the number of shares or amount of bond involved, whether a foreign security is involved, and the nature of the transaction, i.e., whether the transaction is a purchase, sale or short sale. Responses to all requests will be made by the Trading Department documenting the request and its approval/disapproval.

        Requests will normally be processed on the same day; however, additional time may be required for prior clearance of transactions in foreign securities.

        Effectiveness of Prior Clearance. Prior clearance of a securities transaction is effective for three (3) business days from and including the date the clearance is granted, regardless of the time of day when clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained

REASONS FOR DISALLOWING ANY PROPOSED TRANSACTION. A proposed securities transaction will be disapproved by the Trading Department and/or the Chairperson of the Ethics Committee if:

              Pending Client Orders. Orders have been placed by Price Associates or RPFI to purchase or sell the security.

              Purchases and Sales Within Seven (7) Calendar Days. The security has been purchased or sold by any client of Price Associates or, in the case of a foreign security, for any client of either Price Associates or RPFI, within seven calendar days immediately prior to the date of the proposed transaction. For example, if a client transaction occurs on Monday, an Access Person may not purchase or sell that security until Tuesday of the following week. If all clients have eliminated their holdings in a particular security, the seven-day restriction is not applicable to an Access Person's transactions in that security.

                                     4-11

              Approved Company Rating Changes. A change in the rating of an approved company as reported in the firm's Daily Research News has occurred within seven (7) calendar days immediately prior to the date of the proposed transaction. Accordingly, trading would not be permitted until the eighth (8) calendar day.

              Securities Subject to Internal Trading Restrictions. The security is limited or restricted by Price Associates or RPFI as to purchase or sale for client accounts.

Requests for Waivers of Prior Clearance Denials. If an Access Person's request for prior clearance has been denied, he or she may apply to the Chairperson of the Ethics Committee for a waiver. All such requests must be in writing and must fully describe the basis upon which the waiver is being requested. Waivers are not routinely granted.

BROKERAGE CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. All Access Persons and Non-Access Persons must request broker-dealers executing their transactions to send to the attention of Compliance, Legal Department, T. Rowe Price Associates, Inc., P.O. Box 17218, Baltimore, Maryland 21297-1218 a duplicate confirmation with respect to each and every reportable transaction, including Price Associates' stock, and a copy of all periodic statements for all securities accounts in which the Access Person or Non-Access Person is considered to have beneficial ownership and/or control (see Page 4-4 for a discussion of beneficial ownership and control concepts).

NOTIFICATION OF BROKER/DEALER ACCOUNTS. All Access Persons and Non-Access Persons must give written notice to Baltimore Legal/Compliance before opening or trading in a securities account with any broker/dealer, including TRP Brokerage.

        New Employees. New employees must give written notice to Baltimore Legal/Compliance of any existing securities accounts maintained with any broker/dealer when joining the firm (no later than 10 days after the starting date).

        Officers, Directors and Registered Representatives of Investment Services. The NASD requires each associated person of T. Rowe Price Investment Services, Inc. to:

        . Obtain approval from Investment Services (request should be in writing and be directed to Baltimore Legal/Compliance) before opening or placing the initial trade in a securities account with any broker/dealer; and

        . Provide the broker/dealer with written notice of his or her association with Investment Services.

TRANSACTION REPORTING REQUIREMENTS (OTHER THAN PRICE ASSOCIATES' STOCK TRANSACTIONS). All Access Persons and Non-Access Persons must report all securities transactions unless the transaction is exempted from reporting below.

                                     4-12

        Transactions Exempt From Reporting. The following transactions are exempt from the reporting requirements:

               Mutual Funds and Variable Insurance Products. The purchase or redemption of shares of any open-end investment companies, including the Price Funds, and variable insurance products, except that any employee who serves as the president or executive vice president of a Price Fund must report his or her beneficial ownership or control of shares in that Fund to Baltimore Legal/Compliance through electronic mail to Dottie Jones.

               Stock Splits and Similar Acquisitions. The acquisition of additional shares of existing corporate holdings through the reinvestment of income dividends and capital gains in mutual funds, stock splits, stock dividends, exercise of rights, exchange or conversion.

               U.S. Government Obligations. Purchases or redemptions of direct obligations of the U.S. Government.

               Dividend Reinvestment Plans. The purchase of securities with dividends effected through an established DRP. If, however, a Connected Purchase or a sale must receive prior clearance (see p. 4-9), that transaction must also be reported.

        Transactions That Must Be Reported. Other than the transactions specified above as exempt, all Access Persons and Non-Access Persons are required to file a report of the following securities transactions:

               Cleared Transactions. Any transaction that is subject to the prior clearance requirements, including purchases in initial public offerings and private placement transactions. Although Non-Access Persons are not required to receive prior clearance for securities transactions (other than Price Associates' stock), they must report any transaction that would have been required to be prior cleared by an Access Person.

               Unit Investment Trusts. The purchase or sale of shares of a Unit Investment Trust.

               Pro Rata Distributions. Purchase effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

               Inheritances.  Acquisition of securities through inheritance.

               Gifts.  Acquisition or disposition of securities by gift.

               Mandatory Tenders. Purchases and sales of securities pursuant to a mandatory tender offer.

                                     4-13

               Spousal Payroll Deduction Plans/Spousal Stock Option. Transactions involving the purchase or exchange of securities by the spouse of an Access Person or Non-Access Person pursuant to a payroll deduction plan or the exercise by the spouse of an Access Person or Non-Access Person of a stock option issued by the spouse's employer. Reporting of spousal payroll deduction plan transactions need only be made quarterly; reporting of a spousal Stock Option exercise must be made within ten days of the exercise.

               Systematic Investment Plans. Transactions involving the purchase of securities by an Access Person or Non-Access Person pursuant to a systematic investment plan. Reporting of Systematic Investment Plan transactions need only be made quarterly.

        Report Form. If the executing broker/dealer provides a confirmation or similar statement directly to Baltimore Legal/Compliance, you do not need to make a further report. All other transactions must be reported on the form designated "T. Rowe Price Associates, Inc. Employee's Report of Securities Transactions," a supply of which is available from Baltimore Legal/Compliance.

        When Reports are Due. You must report a securities transaction within ten (10) days after the trade date or within (10) days after the date on which you first gain knowledge of the transaction (for example, a bequest) if this is later. Reporting of transactions involving either systematic investment plans or the purchase of securities by a spouse pursuant to a payroll deduction plan, however, may be reported quarterly.

TRANSACTION REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF PRICE ASSOCIATES AND THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS. The independent directors of Price Associates and the independent directors of the Price Funds are subject to the same reporting requirements as Access Persons and Non-Access Persons except that reports need only be filed quarterly. Specifically: (1) a report for each securities transaction must be filed with Baltimore/Legal Compliance no later than ten (10) days after the end of the calendar quarter in which the transaction was effected; and (2) a report must be filed for each quarter, regardless of whether there have been any reportable transactions. Baltimore/Legal Compliance will send the independent directors of Price Associates and the Price Funds a reminder letter and reporting form approximately ten days prior to the end of each calendar quarter.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS. These rules vary in their applicability depending upon whether you are an Access Person.

The following rules apply to all Access Persons and Non-Access Persons and, where indicated, to the independent directors of Price Associates and the Price Funds.

        Dealing with Clients. Access Persons, Non-Access Persons and the independent directors of Price Associates and the Price Funds may not, directly or indirectly, sell to or purchase

                                     4-14
        from a client any security. This prohibition does not preclude the purchase or redemption of shares of any mutual fund that is a client of Price Associates.

        Client Investment Partnerships.

               Co-Investing. Access Persons and Non-Access Persons, including employee partnerships, and the independent directors of Price Associates and the Price Funds are not permitted to co-invest in client investment partnerships of Price Associates, RPFI, or their affiliates, such as Strategic Partners, Threshold, and International Partners.

               Direct Investment. The independent directors of the Price Funds are not permitted to invest as limited partners in client investment partnerships of Price Associates, RPFI, or their affiliates.

        Investment Clubs. These restrictions vary depending upon the person's status, as follows:

               Non-Access Persons. A Non-Access Person may form or participate in a stock or investment club without approval of the Chairperson of the Ethics Committee. Only transactions in Price Associates' stock are subject to prior clearance requirements. Club transactions must be reported just as the Non-Access Person's individual trades are reported.

               Access Persons. An Access Person may not form or participate in a stock or investment club unless prior written approval has been obtained from the Chairperson of the Ethics Committee. All transactions by such a stock or investment club in which an Access Person has beneficial ownership or control are subject to the same prior clearance and reporting requirements applicable to an individual Access Person's trades. However, if the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions, he or she may request the waiver of prior clearance requirements of the club's transactions (except for transactions in Price Associates' stock) from the Chairperson of the Ethics Committee as part of the approval process.

        Margin Accounts. While brokerage margin accounts are discouraged, you may open and maintain margin accounts for the purchase of securities provided such accounts are with brokerage firms with which you maintain a regular brokerage account.

        Trading Activity. You are discouraged from engaging in a pattern of securities transactions which either:

           . Is so excessively frequent as to potentially impact your ability to carry out your assigned responsibilities, or

           . Involves securities positions that are disproportionate to your net assets.

                                     4-15

               At the discretion of the Chairperson of the Ethics Committee, written notification of excessive trading may be sent to your supervisor.

The following rules apply only to Access Persons:

        Large Company Exemption. Although subject to prior clearance, transactions involving securities in certain large companies, within the parameters set by the Ethics Committee (the "Exempt List"), will be approved under normal circumstances, as follows:

               Transactions Involving Exempt List Securities. This exemption applies to transactions involving no more than $20,000 or the nearest round lot (even if the amount of the transaction marginally exceeds $20,000) per security per week in securities of companies with market capitalizations of $5 billion or more, unless the rating on the security as reported in the firm's Daily Research News has been changed to a 1 or a 5 within the seven (7) calendar days immediately prior to the date of the proposed transaction. If such a rating change has occurred, the exemption is not available.

               Transactions Involving Options on Exempt List Securities. Access Persons may not purchase uncovered put options or sell uncovered call options unless otherwise permitted under the "Options and Futures" discussion on p. 4-16. Otherwise, in the case of options on an individual security on the Exempt List (if it has not had a prohibited rating change), an Access Person may trade the greater of 5 contracts or sufficient option contracts to control $20,000 in the underlying security; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying security. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying security.

        These parameters are subject to change by the Ethics Committee.

        Exchange-Traded Index Options. Although subject to prior clearance, an Access Person's transactions involving exchange-traded index options, within the parameters set by the Ethics Committee, will be approved under normal circumstances. Generally, an Access Person may trade the greater of 5 contracts or sufficient contracts to control $20,000 in the underlying securities; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying securities. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying security.

        These parameters are subject to change by the Ethics Committee.

        Client Limit Orders. The Equity Trading Desk may approve an Access Person's proposed trade even if a limit order has been entered for a client for the same security, if:

                                     4-16

          .  The Access Person's trade will be entered as a market order; and

          . The client's limit order is 10% or more away from the market at the time of approval of the Access Person's trade.

        Options and Futures. Please consult the specific section on Exchange-Traded Index Options (p. 4-16) for transactions in those options.

        =======================================================================

         Before engaging in options and future transactions, Access Persons should understand the impact that the 60-Day Rule may have upon their ability to close out a position with a profit (see page 4-17).

        =======================================================================

          Options and Futures on Securities and Indices Not Held by Price Associates' or RPFI's Clients. There are no specific restrictions with respect to the purchase, sale or writing of put or call options or any other option or futures activity, such as multiple writings, spreads and straddles, on securities of companies (and options or futures on such securities) which are not held by any of Price Associates' or RPFI's clients.

          Options on Securities of Companies Held by Price Associates' or RPFI's Clients. With respect to options on securities of companies which are held by any of Price Associates' or RPFI's clients, it is the firm's policy that an Access Person should not profit from a price decline of a security owned by a client (other than an Index account). Therefore, an Access Person may:
          (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put options. An Access Person may not purchase uncovered put options or sell uncovered call options, even if the issuer of the underlying securities is included on the Exempt List, unless purchased in connection with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Access Person if the underlying security rises in or does not change in value. The purchase, sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, i.e., the option should be treated as if it were the common stock itself.

          Other Options and Futures Held by Price Associates' or RPFI's Clients. Any other option or futures transaction with respect to domestic or foreign securities held by any of Price Associates' clients or with respect to foreign securities held by RPFI's clients will be approved or disapproved on a case-by-case basis after due consideration is given as to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of Price Associates' or RPFI's clients. Such transactions include transactions in futures and options on futures involving financial instruments regulated solely by the CFTC.

                                     4-17

        Short Sales. Short sales by Access Persons are subject to prior clearance. In addition, Access Persons may not sell any security short which is owned by any client of Price Associates or RPFI, except that short sales may be made "against the box" for tax purposes. A short sale "against the box" is one in which the seller owns an amount of securities equivalent to the number he or she sells short. All short sales, including short sales against the box, are subject to the 60-Day Rule described below.

        The 60-Day Rule. Access Persons are prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. Thus, for example, the rule prohibits options transactions on or short sales of a security within 60 days of its purchase. In addition, the rule applies regardless of the Access Person's other holdings of the same security or whether the Access Person has split his or her holdings into tax lots. For example, if an Access Person buys 100 shares of XYZ stock on March 1, 1998 and another 100 shares of XYZ stock on March 1, 2000, he or she may not sell any shares of XYZ stock at a profit for 60 days following March 1, 2000. The 60-Day Rule "clock" restarts each time the Access Person trades in that security.

            Exemptions from the 60-Day Rule. The 60-Day Rule does not apply to:

               . any transaction by a Non-Access Person except for transactions in Price Associates' stock not exempted below;

               .   any transaction exempt from prior clearance (see p. 4-8);

               . the purchase and sale or sale and purchase of exchange traded index options;

               . any transaction in Price Associates' stock effected through the ESPP; and

               . the exercise of "in the money" Price Associates' stock options and the subsequent sale of the derivative shares.

            Prior clearance procedures do not check compliance with the 60-Day Rule when considering a trading request. Access Persons are responsible for checking their compliance with this rule before entering a trade.

            Access Persons may request a waiver from the 60-Day Rule. Such requests should be directed in writing to the Chairperson of the Ethics Committee. These waivers are not routinely granted.

        Investments in Non-Listed Securities Firms. Access Persons may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless


                                     4-18
        that entity is traded on an exchange or listed as a NASDAQ stock or permission is given under the Private Placement Procedures (see p. 4-
        10).

OWNERSHIP REPORTING REQUIREMENTS - ONE-HALF OF ONE PERCENT OWNERSHIP. If an employee or an independent director of Price Associates or an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report in writing such fact to Baltimore Legal/Compliance, providing the name of the company and the total number of such company's shares beneficially owned.

DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Upon commencement of employment, appointment or promotion (no later than 10 days after the starting date), each Access Person must disclose in writing all current securities holdings in which he or she is considered to have beneficial ownership and control ("Securities Holdings Report") (see page 4-4 for definition of the term Beneficial Owner). The form to provide the Securities Holding Report will be provided upon commencement of employment, appointment or promotion and should be submitted to Baltimore Legal/Compliance.

All Investment Personnel and Managing Directors are also required to file a Securities Holding Report on an annual basis, in conjunction with the annual verification process. Effective January 2001, this requirement will be extended to all Access Persons, pursuant to federal law.

CONFIDENTIALITY OF RECORDS. Price Associates makes every effort to protect the privacy of all persons and entities in connection with their Securities Holdings Reports and Reports of Securities Transactions.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of association with Price Associates and the Price Funds. The Ethics Committee and Baltimore Legal/Compliance are primarily responsible for administering this Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor each person's and entity's compliance with this Statement and to otherwise prevent and detect violations.

        Violations by Access Persons, Non-Access Persons and Directors of Price Associates. Upon discovering a material violation of this Statement by any person or entity other than an independent director of a Price Fund, the Ethics Committee will impose such sanctions as it deems appropriate and as are approved by the Management Committee or the Board of Directors including, inter alia, a letter of censure or suspension, a fine, a suspension of trading privileges or termination of employment and/or officership of the violator. In addition, the violator may be required to surrender to Price Associates, or to the party or parties it may designate, any profit realized from any transaction that is in violation of this Statement. All material violations of this Statement shall be reported to the Board of Directors of Price Associates and to the Board of Directors of any Price Fund with respect to whose securities such violations may have been involved.


                                     4-19

        Violations by Independent Directors of Price Funds. Upon discovering a material violation of this Statement by an independent director of a Price Fund, the Ethics Committee shall report such violation to the Board on which the director serves. The Price Fund Boards will impose such sanctions as they deem appropriate.

        Violations by Baltimore Employees of RPFI or TRFAM. Upon discovering a material violation of this Statement by a Baltimore-based employee of RPFI or TRFAM, the Ethics Committee shall report such violation to the Board of Directors of RPFI or TRFAM, as appropriate. A material violation by a Baltimore-based employee of RPFI shall also be reported to the Board of Directors of any RPFI Fund with respect to whose securities such violations may have been involved.

March, 2000

                                     4-20

                        T. ROWE PRICE ASSOCIATES, INC.
                              STATEMENT OF POLICY
                                      ON
                           CORPORATE RESPONSIBILITY

Price Associates' Fiduciary Position. As an investment adviser, T. Rowe Price Associates, Inc. ("Price Associates") is in a fiduciary relationship with each of its clients. This fiduciary duty obligates Price Associates to act with an eye only to the benefit of its clients. Accordingly, when managing its client accounts (whether private counsel clients, mutual funds, limited partnerships, or otherwise), Price Associates' primary responsibility is to optimize the financial returns of its clients consistent with their objectives and investment program.

Definition of Corporate Responsibility Issues. Concern over the behavior of corporations has been present since the Industrial Revolution. Each generation has focused its attention on specific issues. Concern over the abuses of the use of child labor in the 1800's was primarily addressed by legislative action which mandated corporate America to adhere to new laws restricting and otherwise governing the employment of children. In other instances, reform has been achieved through shareholder action -- namely, the adoption of shareholder proposals. The corporate responsibility issues most often addressed during the past decade have involved:

     . Ecological issues, including toxic hazards and pollution of the air and water;
     . Employment practices, such as the hiring of women and minority groups; . Product quality and safety;
     . Advertising practices;
     . Animal testing;
     . Military and nuclear issues; and
     . International politics and operations, including the world debt crisis, infant formula, and child labor laws.

Corporate Responsibility Issues in the Investment Process. Price Associates recognizes the legitimacy of public concern over the behavior of business with respect to issues of corporate responsibility. Price Associates' policy is to carefully review the merits of such issues that pertain to any issuer which is held in a client portfolio or which is being considered for investment. Price Associates believes that a corporate management's record of identifying and resolving issues of corporate responsibility is a legitimate criteria for evaluating the investment merits of the issuer. Enlightened corporate responsibility can enhance a issuer's long term prospects for business success. The absence of such a policy can have the converse effect.


                                      5-1

Corporate Responsibility Committee. Since 1971, Price Associates has had a Corporate Responsibility Committee, which is responsible for:

     . Reviewing and establishing positions with respect to corporate responsibility issues that are presented in the proxy statements of portfolio companies; and

     . Reviewing questions and inquiries received from clients and mutual fund shareholders pertaining to issues of corporate responsibility.

Questions Regarding Corporate Responsibility. Should an employee have any questions regarding Price Associates' policy with respect to a corporate responsibility issue or the manner in which Price Associates has voted or intends to vote on a proxy matter, he or she should contact a member of the Corporate Responsibility Committee or Price Associates' Proxy Administrator.









March, 2000

                                      5-2

                        T. ROWE PRICE ASSOCIATES, INC.
                              STATEMENT OF POLICY
                WITH RESPECT TO COMPLIANCE WITH COPYRIGHT LAWS


Purpose of Statement of Policy. To protect the interests of Price Associates and its employees, Price Associates has adopted this Statement of Policy with Respect to Compliance with Copyright Laws ("Statement" to: (1) inform its employees regarding the legal principles governing copyrights, trademarks, and service marks; and (2) ensure that Price Associates' various copyrights, trademarks, and service marks are protected from infringement.

Definition of Trademark, Service Mark, and Copyright

         Trademark. A trademark is normally a word, phrase, or symbol used to identify and distinguish a product or a company. For example, Kleenex is a trademark for a particular brand of facial tissues.

         Service Mark. A service mark is normally a word, phrase, or symbol used to identify and distinguish a service or the provider of a service. For example, Invest With Confidence is a registered service mark which identifies and distinguishes the mutual fund management services offered by Price Associates. The words "trademark" and "service mark" are often used interchangeably, but as a general rule a trademark is for a tangible product, whereas a service mark is for an intangible good or service. Because most of Price Associates' business activities involve providing services (e.g., investment management; transaction processing and account maintenance; information, etc.), most of Price Associates' registered marks are service marks.

         Copyright. In order to protect the authors and owners of books, articles, drawings, music, or computer programs and software, the U.S. copyright law makes it a crime to reproduce, in any manner, any copyrighted material without the express written permission of the author or publisher. Under current law, all original works are copyrighted at the moment of creation; it is no longer necessary to register a copyright. Copyright infringements may result in judgments of actual damages (i.e., the cost of additional subscriptions), as well as punitive damages, which can be as high as $100,000 per infringement.

Registered Trademarks and Service Marks. Once Price Associates has registered a trademark or service mark with the U.S. Patent and Trademark Office, it has the exclusive right to use that mark. In order to preserve rights to a registered trademark or service mark, Price Associates must (1) use the mark on a continuous basis and in a manner consistent with the Certificate of Registration; (2) place an encircled "R" ((R)) next to the mark in the first, or most prominent, occurrence in all publicly distributed media; and (3) take action against any party infringing upon the mark.

Establishing a Trademark or Service Mark. The Legal Department has the responsibility to register and maintain all trademarks and service marks and protect them against any infringement. If Price Associates or a subsidiary wishes to utilize a particular word, phrase, or symbol as a trademark or service mark, the Legal Department must be notified as far in advance as possible so that a search may be conducted to determine if the proposed mark has already been registered or used by another entity.


                                      6-1

Until clearance is obtained from the Legal Department, no new mark should be used. This procedure has been adopted to ensure that Price Associates does not unknowingly infringe upon another company's mark. Once a proposed mark is cleared for use, it must be accompanied by the abbreviations "TM" or "SM," as appropriate, until it has been registered. All trademarks and service marks which have been registered with the U.S. Patent and Trademark Office must be accompanied by an encircled "R" when used in any public document. These symbols need only accompany the mark in the first or most prominent place it is used in each publicly circulated document. Subsequent use of the same trademark or service mark in such material does not need to be marked. The Legal Department maintains a written summary of all Price Associates' registered and pending trademarks and service marks. All registered and pending trademarks and service marks are also listed in the T. Rowe Price Style Guide. If you have any questions regarding the status of a trademark or service mark, you should contact the Legal Department.

Infringement of Price Associates' Registered Marks. If an employee notices that another entity is using a mark similar to one which Price Associates has registered, the Legal Department should be notified immediately so that appropriate action can be taken to protect Price Associates' interests in the mark.

Reproduction of Articles and Similar Materials for Internal Distribution, or for Distribution to Shareholders, Clients and Others Outside the Firm. In general, the reproduction of copyrighted material is a federal offense. Exceptions under the "fair use" doctrine include reproduction for scholarly purposes, criticism, or commentary, which ordinarily do not apply in a business environment. Occasional copying of a relatively small portion of a newsletter or magazine to keep in a file, circulate to colleagues with commentary, or send to a client with commentary is generally permissible under the "fair use" doctrine. Written permission from the author or publisher must be obtained by any employee wishing to reproduce copyrighted material for internal or external distribution, including distribution via the Internet or the T. Rowe Price Associates' intranet. It is the responsibility of each employee to obtain permission to reproduce copyrighted material. Such permission must be in writing and forwarded to the Legal Department. If the publisher will not grant permission to reproduce copyrighted material, then the requestor must purchase from the publisher either additional subscriptions to the periodical or the reprints of specific articles. The original article or periodical may be circulated as an alternative to purchasing additional subscriptions or reprints.

Personal Computer Software Programs. Software products and on-line information services purchased for use on Price Associates' personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. See the T. Rowe Price Associates, Inc. Statement of Policy With Respect to Computer Security and Related Issues for more information.


March, 2000

                                      6-2

                        T. ROWE PRICE ASSOCIATES, INC.
                      STATEMENT OF POLICY WITH RESPECT TO
                     COMPUTER SECURITY AND RELATED ISSUES

PURPOSE OF STATEMENT OF POLICY. The central and critical role of computer systems in our firm's operations underscores the importance of ensuring the integrity of these systems. The data stored on our firm's computers, as well as the specialized software programs and systems developed for the firm's use, are extremely valuable assets and very confidential.

This Statement of Policy ("Statement") establishes a comprehensive computer security program which has been designed to:

     . prevent the unauthorized use of or access to our firm's computer systems (collectively the "Systems"), including the firm's electronic mail ("e-mail") and voice mail systems;

     .   prevent breaches in computer security;

     .   maintain the integrity of confidential information; and

     . prevent the introduction of computer viruses into our Systems that could imperil the firm's operations.

In addition, the Statement describes various issues that arise in connection with the application of U.S. Copyright Law to computer software.

Any material violation of this Statement may lead to sanctions, which may include dismissal of the employee or employees involved.

CONFIDENTIALITY OF SYSTEMS ACTIVITIES AND INFORMATION. Systems activities and information stored on our firm's computers (including e-mail and voice mail) may be subject to monitoring by firm personnel or others. All such information, including messages on the firm's e-mail and voice mail systems, are records of the firm and the sole property of the firm. The firm reserves the right to monitor, access, and disclose for any purpose all information, including all messages sent, received, or stored through the Systems. The use of the firm's computer Systems is for the transaction of firm business and is for authorized users only. All firm policies apply to the use of the Systems. See Employee Handbook.

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and disclosure of all information, including e-mail and voice mail messages, by the firm. Employees do not have any expectation of privacy in connection with the use of the Systems, or with the transmission, receipt, or storage of information in the Systems.

Information entered into our firm's computers but later deleted from the Systems may continue to be maintained permanently on our firm's back-up tapes. Employees should take care so that they do not create documents or communications that might later be embarrassing to them or to our


                                      7-1
firm. This policy applies to e-mail and voice mail, as well to any other communication on a System.

SECURITY ADMINISTRATION. Enterprise Security in T. Rowe Price Investment Technologies, Inc. ("TRPIT") is responsible for identifying security needs and overseeing the maintenance of computer security, including Internet-related security issues.

AUTHORIZED SYSTEMS USERS. In general, access to any type of System is restricted to authorized users who need access in order to support their business activities. Access for mainframe, LAN and external Systems must be requested on a "Systems Access Request" form. A hard copy can be printed from the Enterprise Security intranet site or obtained from Enterprise Security. Access requests and changes must be approved by the appropriate supervisor or manager in the user's department.

AUTHORIZED APPLICATION USERS. Access to specific computer applications (i.e., Finance, Retirement Plan Services systems, etc.) can also be requested. Many application systems have an additional level of security, such as extra passwords. If a user wants access to an application or data that is outside the normal scope of his or her business activity, additional approval may be required from the "Owner" of such application or data. The "Owner" is the employee who is responsible for making judgments and decisions on behalf of the firm with regard to the application or data, including the authority to decide who may have access.

USER-IDS, PASSWORDS, AND OTHER SECURITY ISSUES. Once a request for access is approved, a unique "User-ID" will be assigned the user. Each User-ID has a password that must be kept confidential by the user. For most systems, passwords must be changed on a regular schedule and Enterprise security has the authority to determine the password policy. User-IDs and passwords may not be shared. Users can be held accountable for work performed with their User-IDs. Personal computers must not be left logged on and unattended unless screen savers with passwords or software-based keyboard locks are utilized. Enterprise Security recommends that GroupWise e-mail accounts be password protected.

EXTERNAL COMPUTER SYSTEMS. Our data processing environment includes access to data stored not only on our firm's computers, but also on external systems, such as DST. Although the security practices governing these outside systems are established by the providers of these external systems, requests for access to such systems should be directed to Enterprise Security. User-IDs and passwords to these systems must be kept confidential by the user.

ACCESS TO THE INTERNET AND OTHER ON-LINE SERVICES. Access to the Internet (including, but not limited to, e-mail, remote FTP, Telnet, World Wide Web, Gopher, remote administration, secure shell, and using IP tunneling software to remotely control Internet servers) presents special security considerations due to the world-wide nature of the connection and the security weaknesses present in Internet protocols and services. The firm can provide authorized employees and other staff with access to Internet e-mail and other Internet services (such as the World Wide Web) through a direct connection from the firm's network.

Access to the Internet or Internet services from our firm's computers, including the firm's e-mail system, is permitted only for legitimate business purposes. Such access must be requested

                                      7-2
through Enterprise Security, approved by the employee's supervisor, and provided only through firm approved connections. All firm policies apply to the use of the Internet or Internet services. See Employee Handbook.

     Use of Internet. In accordance with firm policies, employees are prohibited from accessing inappropriate sites, including, but not limited to, adult and gambling sites. Firm personnel monitor Internet use for visits to inappropriate sites and for inappropriate use. Should employees have questions regarding what constitutes an inappropriate site or inappropriate use, they should discuss it first with their manager who may refer the question to Human Resources. Inappropriate use of the Internet, or accessing inappropriate sites, may lead to sanctions, which may include dismissal of the employee or employees involved.

     Dial-Out Access. Using a modem or an Internet connection on a firm computer housed at any of the firm's offices to access an Internet service provider using one's home or personal account is prohibited, unless this account is being used by authorized personnel to service Price Associates' connection to the Internet. When Internet access is granted, the employee will be asked to reaffirm his or her understanding of this Statement.

     Unauthorized modems are not permitted. Dial-out access that circumvents the Internet firewall or proxy server, except by authorized personnel in the business of Price Associates, is prohibited.

     On-line Services. Access to America OnLine ("AOL"), CompuServe, or other commercial on-line service providers is not permitted from a firm computer except for a legitimate business purpose approved by the employee's supervisor and with software obtained through the Help Desk at x4357 (select menu option 1).

     Participation on Bulletin Boards. Because communications by our firm or any of its employees on on-line service bulletin boards are subject to federal, state and NASD advertising regulations, unsupervised participation can result in serious securities violations. Certain designated employees have been authorized to use AOL to monitor and respond to inquiries about our firm and its investment services and products. Any employee other than those assigned to this special group must first receive the authorization of a member of the Board of T. Rowe Price Investment Services, Inc. and the Legal Department before initiating or responding to a message on any computer bulletin board relating to the firm, a Price Fund or any investment or brokerage option or service. This policy applies whether or not the employee intends to disclose his or her relationship to the firm, whether or not our firm sponsors the bulletin board, and whether or not the firm is the principal focus of the bulletin board.

     E-mail Use. Access to the firm's e-mail system is permitted only for legitimate business purposes. All firm policies apply to the use of e-mail. Firm personnel may monitor e-mail usage for inappropriate use. Should employees have questions regarding what constitutes inappropriate use, they should discuss it first with their manager who may refer the question to Human Resources. Inappropriate use of e-mail may lead to sanctions, which may include dismissal of the employee or employees involved.

                                      7-3

     E-mail services, other than those provided or approved by Price Associates, may not be used for business purposes. In addition, accessing e-mail services not provided or approved by Price Associates from firm equipment for any reason could allow the introduction of viruses or malicious code into the network, or lead to the compromise of confidential data.

     Employees should understand that e-mail sent through the Internet is not secure and could be intercepted by a third party.

DIAL-IN ACCESS. The ability to access our firm's computer Systems from a remote location is also limited to authorized users. Phone numbers used to access our firm's computer Systems are confidential. A security system that uses a one-time password or other strong authentication method must be employed when accessing our firm's network from a remote computer. Authorization for remote access can be requested by completing a "Systems Access Request" form. Any employee who requires remote access should contact the Help Desk at x4357 (select menu option
1) for desktop setup.

VIRUS PROTECTION. A computer virus is a program designed to damage or impair software or data on a computer system. Software from any outside source may contain a computer virus or similar malicious code. Types of carriers and transmission methods increase daily and currently include diskettes, CDs, file downloads, executables, and e-mail attachments. A comprehensive malicious code prevention and control program is in place throughout Price Associates. This program provides policy and procedures for anti-virus controls on all systems. More information about the anti-virus program can be found on the TRPIT Intranet.

Introducing a virus or similar malicious code into the Price Associates Systems by engaging in prohibited actions, such as downloading non-business related software, or by failing to implement recommended precautions, such as updating virus scanning software on remote machines, may lead to sanctions, which may include dismissal of the employee or employees involved.

     Virus Scanning Software. As part of the TRPIT's anti-virus program, virus scanning software is installed on the majority of applicable platforms. This software is designed to detect and eradicate malicious code and viruses. All desktop computers have the corporate standard anti-virus scanning software installed and running. This software is installed and configured by the Distributed Processing Support Group and runs constantly. Virus scanning software updates are automatically distributed to the desktops as they become available. Desktop virus scanning software can also be used by the employee to scan diskettes, CDs, directories, and attachments "on demand". Contact the Help Desk at x4357 (select menu option
     3) for assistance.

     E-mail. An e-mail anti-virus gateway scans the content of inbound and outbound e-mail for viruses. Infected e-mail and attachments will be cleaned when possible and quarantined when not cleanable. Updating of the e-mail gateway anti-virus software and pattern files is done automatically.

                                      7-4

     Portable and Remote Computers. Laptops and other computers that remotely access the TRPIT network are also required to have the latest anti-virus software and pattern files. It is the responsibility of each user to ensure that his or her portable computer's anti-virus software is regularly updated. The Help Desk has instructions available. Contact the Help Desk at x4357 (select menu option 3) to obtain further information.

     Downloading or Copying. The user of a PC with a modem or with an Internet connection has the ability to connect to other computers or on-line services outside of the firm's network and there may be business reasons to download or copy software from those sources. Downloading or copying software, which includes documents, graphics, programs and other computer-based materials, from any outside source is not permitted unless it is for a legitimate business purpose because downloads and copies could introduce viruses and malicious code into the Systems.

     Other Considerations. Users must log off the System each night. Unless the user logs off, virus software on each workstation cannot pick up the most current virus scanning downloads or the most current software updates for the user's System. Employees must call the Help Desk at x4357 (select menu option 3) when viruses are detected so that it can ensure that appropriate tracking and follow-up take place. Do not forward any "virus warning" mail received to other staff until you have contacted the Help Desk, since many of these warnings are hoaxes. When notified that a user has received "virus warning" mail, the Help Desk will contact Enterprise Security, whose personnel will check to determine the validity of the virus warning.

APPLICATION OF U.S. COPYRIGHT LAW TO SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Associates' personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. This includes the software on CDs or diskettes, any program manuals or documentation, and data or software retrievable from on-line information systems. Unauthorized reproduction of such material or information, or downloading or printing such material, is a federal offense, and the software vendor can sue to protect the developer's rights. In addition to criminal penalties such as fines and imprisonment, civil damages can be awarded in excess of $50,000.

GUIDELINES FOR USING PERSONAL COMPUTER SOFTWARE

     Acquisition and Installation of Software. Only Distributed Processing Support Group approved and installed software is authorized. Any software program that is to be used by an employee of Price Associates in connection with the business of the firm must be ordered through the Help Desk at x4357 (select menu option 1) and installed by the Distributed Processing Support Group of TRPIT.

     Licensing. Software residing on firm LAN servers will be either: (1) maintained at an appropriate license level for the number of users, or (2) made accessible only for those for whom it is licensed.

                                      7-5

     Original CDs, Diskettes and Copies. In most cases, software is installed by the Distributed Processing Support Group and original software CDs and diskettes are not provided to the user. In the event that original CDs or diskettes are provided, they must be stored properly to reduce the possibility of damage or theft. CDs and diskettes should be protected from extreme heat, cold, and contact with anything that may act as a magnet or otherwise damage them. Employees may not make additional copies of software or software manuals obtained through the firm.

     Recommendations, Upgrades, and Enhancements. All recommendations regarding computer hardware and software programs are to be forwarded to the Help Desk at x4357 (select menu option 1), which will coordinate upgrades and enhancements.

QUESTIONS REGARDING THIS STATEMENT. Any questions regarding this Statement should be directed to Enterprise Security in TRPIT.



March, 2000

                                      7-6

                        T. ROWE PRICE ASSOCIATES, INC.
                              STATEMENT OF POLICY
                                      ON
                        COMPLIANCE WITH ANTITRUST LAWS

Purpose

     To protect the interests of the company and its employees, Price Associates has adopted this Statement of Policy on Compliance with Antitrust Laws ("Statement") to:

     (1) Inform employees about the legal principles governing prohibited anticompetitive activity in the conduct of Price Associates' business; and

     (2) Establish guidelines for contacts with other members of the investment management industry to avoid violations of the antitrust laws.

The Basic Anticompetitive Activity Prohibition

     Section 1 of the Sherman Antitrust Act (the "Act") prohibits agreements, understandings, or joint actions between companies that constitute a "restraint of trade," i.e., reduce or eliminate competition.

     This prohibition is triggered only by an agreement or action among two or more companies; unilateral action never violates the Act. To constitute an illegal agreement, however, an understanding does not need to be formal or written. Comments made in conversations, casual comments at meetings, or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

     The agreed upon action must be anticompetitive. Some actions are "per se" anticompetitive, while others are judged according to a "rule of reason."

     . Some activities have been found to be so inherently anticompetitive that a court will not even permit the argument that they have a procompetitive component. Examples of such per se illegal activities are agreements between competitors to fix prices or divide up markets in any way, such as exclusive territories.

     . Other joint agreements or activities will be examined by a court using the rule of reason approach to see if the procompetitive results of the arrangement outweigh the anticompetitive effects. Permissible agreements among competitors may include a buyers' cooperative, or a syndicate of buyers for an initial public offering of securities. In rare instances, an association of sellers (such as ASCAP) may be permissible.

                                      8-1

     There is also an exception for joint activity designed to influence government action. Such activity is protected by the First Amendment to the U.S. Constitution. For example, members of an industry may agree to lobby Congress jointly to enact legislation that may be manifestly anticompetitive.

Penalties for Violating the Sherman Act

     A charge that the Act has been violated can be brought as a civil or a criminal action. Civil damages can include treble damages, plus attorneys fees. Criminal penalties for individuals can include fines of up to $350,000 and three years in jail, and $100 million or more for corporations.

Situations in Which Antitrust Issues May Arise

     To avoid violating the Act, any agreement with other members of the investment management industry regarding which securities to buy or sell and under what circumstances we buy or sell them, or about the manner in which we market our mutual funds and investment and retirement services, must be made with the prohibitions of the Act in mind.

     Trade Association Meetings and Activities. A trade association is a group of competitors who join together to share common interests and seek common solutions to common problems. Such associations are at a high risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for trade associations, such as the Investment Company Institute, are typically present at meetings of members to assist in avoiding violations.

     Permissible Activities:

          .   Discussion of how to make the industry more competitive.

          . An exchange of information or ideas that have procompetitive or competitively neutral effects, such as: methods of protecting the health or safety of workers; methods of educating customers and preventing abuses; and information regarding how to design and operate training programs.

          .   Collective action to petition government entities.

     Activities to be Avoided:

          . Any discussion or direct exchange of current information about prices, salaries, fees, or terms and conditions of sales. Even if such information is publicly available, problems can arise if the information available to the public is difficult to compile or not as current as that being exchanged.

                                      8-2

              Exception: A third party consultant can, with appropriate safeguards, collect, aggregate and disseminate some of this information, such as salary information.

          . Discussion of future business plans, strategies, or arrangements that might be considered to involve competitively sensitive information.

          .   Discussion of specific customers, markets, or territories.

          . Negative discussions of service providers that could give rise to an inference of a joint refusal to deal with the provider (a "boycott").

     Investment-Related Discussions

          Permissible Activities: Buyers or sellers with a common economic interest may join together to facilitate securities transactions that might otherwise not occur, such as the formation of a syndicate to buy in a private placement or initial public offering of a issuer's stock, or negotiations among creditors of an insolvent or bankrupt company.

          Competing investment managers are permitted to serve on creditors committees together and engage in other similar activities in connection with bankruptcies and other judicial proceedings.

          Activities to be Avoided: It is important to avoid anything that suggests involvement with any other firm in any threats to "boycott" or "blackball" new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or unguarded comments that a hostile or suspicious listener might interpret as suggesting prohibited coordinated behavior between T. Rowe Price and any other potential buyer.

              Example: After an Illinois municipal bond default where the state legislature retroactively abrogated some of the bondholders' rights, several investment management complexes organized to protest the state's action. In doing so, there was arguably an implied threat that members of the group would boycott future Illinois municipal bond offerings. Such a boycott would be a violation of the Act. The investment management firms' action led to an 18-month Department of Justice investigation. Although the investigation did not lead to any legal action, it was extremely expensive and time consuming for the firms and individual managers involved.

                                      8-3

              If you are present when anyone outside of T. Rowe Price suggests that two or more investors with a grievance against an issuer coordinate future purchasing decisions, you should immediately reject any such suggestion. As soon as possible thereafter, you should notify the Legal Department, which will take whatever further steps are necessary.

     Benchmarking. Benchmarking is the process of measuring and comparing an organization's processes, and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

              . Because benchmarking usually involves the direct exchange of information with competitors, it is particularly subject to the risk of violating the antitrust laws.

              . The list of issues that may and should not be discussed in the context of a trade association also applies in the benchmarking process.

              . All proposed benchmarking agreements must be reviewed by the T. Rowe Price Legal Department before T. Rowe Price agrees to participate in such a survey.


March, 2000

                                      8-4